UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Peapack-Gladstone Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 29, 2026

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation (the “Company”) will be held online on Wednesday, April 29, 2026 at 10:00 a.m., Eastern time. The Annual Meeting will be held in a virtual format only. You will not be able to attend the Annual Meeting physically. At the meeting, shareholders will be asked to consider and vote:

1.
To elect thirteen directors to serve for a one-year term and until their successors shall have been duly elected and qualified.
2.
To approve, on a non-binding basis, the compensation of the Company’s named executive officers.
3.
To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
4.
Such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 5, 2026 are entitled to receive notice of, and to vote at, the meeting.

You are urged to carefully read the attached proxy statement relating to the meeting.

Whether or not you expect to attend the virtual meeting, we urge you to vote as promptly as possible.

By Order of the Board of Directors

Mary E. Donovan

Corporate Secretary

Bedminster, New Jersey

March 18, 2026

YOUR VOTE IS IMPORTANT.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

OR VOTE BY TELEPHONE OR VIA THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON WEDNESDAY, APRIL 29, 2026

This Proxy Statement and our Annual Report on Form 10-K are available at

www.edocumentview.com/PGC

Peapack-Gladstone Financial Corporation

Proxy Statement

PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

PROXY STATEMENT

This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation (“Peapack-Gladstone” or the “Company”) in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held virtually on Wednesday, April 29, 2026 at 10:00 a.m., Eastern time.

The Annual Meeting will be held in a virtual format only. You will not be able to attend the Annual Meeting physically.

This proxy statement is first being made available to shareholders on or about March 18, 2026.

ATTENDING THE MEETING

The annual meeting will be a virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You are entitled to participate in the annual meeting only if, as of the close of business on March 5, 2026, you were a shareholder of record of the Company (a “Registered Holder”) or if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (a “Beneficial Holder”) and hold a valid legal proxy for the Annual Meeting.

The virtual meeting is supported across browsers (MS Edge, Firefox, Chrome and Safari) running the most up-to-date version of applicable software and plugin. Internet Explorer is not a supported browser. Participants should ensure a strong WiFi connection and are encouraged to access the meeting prior to the start time. For further assistance, please call local 1-888-724-2416 or international +1 781-575-2748.

As a Registered Holder, you will be able to attend the Annual Meeting online, submit your questions online and vote by visiting https://meetnow.global/MPVJ7H9 and following the instructions on your Notice proxy card or voting instruction form.

If you are a Beneficial Holder and want to attend the Annual Meeting online with the ability to submit your questions online and/or vote, you must submit proof of your proxy power from your broker or bank reflecting your Peapack-Gladstone stock holdings (“Legal Proxy”) along with your name and e-mail address to Computershare.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 24, 2026. You will receive confirmation of your registration by e-mail after we receive your registration materials.

Requests for registration should be directed to us at the following:

By e-mail: Forward the e-mail from your broker granting you a Legal Proxy, or send an image of your Legal Proxy, to legalproxy@computershare.com.

By mail:	Computershare Peapack-Gladstone Financial Corporation Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

VOTING INFORMATION

Outstanding Securities and Voting Rights

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is March 5, 2026. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the Annual Meeting.

On the record date, 17,570,625 shares of Peapack-Gladstone’s common stock, no par value, were outstanding and eligible to vote at the meeting. Each share of Peapack-Gladstone’s common stock is entitled to one vote.

Delivery of Proxy Materials

The 2026 notice of annual meeting of shareholders, this proxy statement, the Company’s 2025 annual report on Form 10-K and the proxy card or voting instruction form are referred to as our “proxy materials.” Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to certain shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials (an “E-Proxy Notice”), which provides general information about the Annual Meeting, the matters to be voted on at the Annual Meeting, the website where our proxy materials are available for review, downloading and printing, and instructions on how to submit proxy votes. The E-Proxy Notice also provides instructions on how to request a paper copy of the proxy materials and how to receive either a paper copy or an electronic copy of the proxy materials for future meetings.

Shareholders that have previously elected to receive proxy materials via electronic delivery will receive an e-mail with the proxy statement, annual report and instructions on how to vote. Shareholders who previously elected to receive paper copies of the proxy materials will receive a physical copy of the proxy statement, annual report and instructions on how to vote.

Householding

When more than one holder of our common stock shares the same address, we may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of our common stock in “street name” for more than one beneficial owner with the same address may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly upon request a separate copy of the E-Proxy Notice or set of proxy materials, as applicable, to any shareholder of record at a shared address to which a single copy of those documents was delivered. To receive additional copies, you may write to or call Mary E. Donovan, Corporate Secretary of Peapack-Gladstone, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921 or (908) 443-5388. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf to request an additional copy of the E-Proxy Notice or proxy materials.

If you are a shareholder of record and are either receiving multiple E-Proxy Notices or multiple paper copies of the proxy materials and wish to request future delivery of a single copy or are receiving a single E-Proxy Notice or copy of the proxy materials and wish to request future delivery of multiple copies, please contact Mary E. Donovan, Corporate Secretary at the address or telephone number above. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf.

Required Vote

The presence, online or by proxy, of a majority of the shares entitled to vote is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted to determine a quorum. A broker non-vote occurs when a broker holding shares for a beneficial holder does not vote on a particular proposal because the broker does not have discretionary power to vote with respect to that item and has not received voting instructions from the beneficial owner.

The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone’s common stock voted at the Annual Meeting, whether voted online or by proxy. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will have no impact on the election of directors.

The approval (1) on a non-binding basis, of the compensation of the Company’s named executive officers, and (2) of the ratification of the appointment of Crowe LLP each requires the affirmative vote of a majority of the votes cast at the meeting, whether voted online or by proxy. Abstentions and broker non-votes will have no impact on the approval of these proposals.

All shares represented by valid proxies received pursuant to this solicitation will be voted as follows, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised:

•
Proposal 1 – "FOR" the election of the 13 nominees for director;
•
Proposal 2 – "FOR" the approval, on a non-binding basis, of the compensation of the Company’s named executive officers;
•
Proposal 3 – "FOR" the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters in their discretion.

Voting

We are offering you four ways to vote your shares:

Internet. To vote using the Internet, access the webpage at www.envisionreports.com/PGC and follow the on-screen instructions or scan the QR code on your E-Proxy Notice or proxy card with your smartphone. Have your proxy card available when you access the webpage.

Telephone. To vote by telephone, call, toll free, 1-800-652-VOTE(8683) and follow the instructions. Have your proxy card available when you call.

Mail. To vote by mail, please sign your name exactly as it appears on your proxy card and date and mail your proxy card in the envelope provided as soon as possible.

Online at the Meeting. The method by which you vote will not limit your right to vote online at the meeting if you decide to attend virtually. To be admitted to the Annual Meeting, you must go online to https://meetnow.global/MPVJ7H9 and enter the control number found on your proxy card. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.

Revocability of Proxy

A proxy may be revoked prior to the meeting by submitting a later-dated proxy, by submitting a written revocation to Mary E. Donovan, Corporate Secretary, Peapack-Gladstone, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921, or by voting online at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

Participants in the Peapack Private Bank & Trust Employee Savings and Investment Plan (the “401(k) Plan”)

If you hold shares of Company common stock in the 401(k) Plan, you will receive a vote authorization card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants.

The deadline for returning your vote authorization card is April 23, 2026.

Solicitation of Proxies

This proxy solicitation is being made by the Board of Peapack-Gladstone and the cost of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries. Directors, officers and employees will not be compensated for such solicitation activities. Peapack-Gladstone will pay $6,500 plus certain out of pocket costs to Laurel Hill Advisory Group LLC, a proxy solicitor firm, for its proxy solicitation services. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone will reimburse them for their reasonable expenses incurred in forwarding the materials.

CORPORATE GOVERNANCE

General and Corporate Governance Principles

The business and affairs of Peapack-Gladstone are managed under the direction of the Board of Directors. Members of the Board are kept informed of Peapack-Gladstone’s business through discussions with our President and Chief Executive Officer (the "CEO") and Peapack-Gladstone’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of Peapack-Gladstone’s subsidiary bank, Peapack Private Bank & Trust (the “Bank”). The Board of Directors of Peapack-Gladstone and Peapack Private Bank & Trust each held 12 meetings during 2025. During 2025, each director of Peapack-Gladstone attended at least 75% of the total number of meetings of Peapack-Gladstone’s Board and committees on which such director served.

The Board maintains Corporate Governance Principles, which are intended to provide guidelines for the governance of Peapack-Gladstone, including: the qualification and selection of the Board of Directors and its committees; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; director compensation; director orientation and continuing education; and the evaluation of the performance of the CEO. The Corporate Governance Principles are available in the Governance Documents portion of the Investor Relations section of Peapack-Gladstone’s website located at www.peapackprivate.com.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is comprised of 13 members, all of whom are independent directors under applicable NASDAQ Stock Market (“NASDAQ”) rules, except for Douglas L. Kennedy, our CEO. Our Board is composed of directors with a wide range of experience, and we are committed to maintaining a diverse membership, with women currently comprising 31% of our directors. The Company maintains a Risk Committee, which, along with our Board of Directors, is responsible for overseeing the Company’s risk management. The Board receives and reviews a company-wide risk assessment annually. While the Risk Committee and the Board oversee the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is appropriate for addressing the risks facing the Company. Our independent directors conduct separate executive sessions to discuss Company affairs on at least a semi-annual basis and more frequently as necessary. The Chair of the Board, who is independent, presides over these sessions. If in the future our Board Chair is not independent, our bylaws require the appointment of an independent lead director.

We believe that having a separate Chair and CEO, independent chairs and membership for each of our Audit, Compensation and Nominating Committees and holding executive sessions of independent directors provides the right form of leadership for the Company. Separating the Chair and CEO positions allows the CEO to better focus on his responsibilities of running the Company, enhancing shareholder value and better positioning the Company for future growth, while our experienced independent directors provide oversight of Company operations and provide different perspectives based on the directors’ experience, oversight and expertise.

Executive Succession Planning

The Company maintains a comprehensive and disciplined succession planning process designed to ensure strong leadership continuity across all critical roles, including executive management positions.

As part of our ongoing talent management efforts, the Company conducts a formal, enterprise‑wide talent review. During this review, managers evaluate employees’ performance and long‑term potential using a structured assessment methodology. Leaders from each business unit convene to discuss talent across their organizations, calibrate performance assessments, and identify individuals who demonstrate the capabilities required for advancement. As part of this annual process, potential successor candidates are identified for key leadership roles, including those at the executive level.

For each identified successor, management evaluates anticipated readiness timelines and establishes targeted development plans. These plans are designed to close skill gaps, strengthen leadership competencies, and broaden each candidate’s experience through activities such as rotational assignments, expanded responsibilities, and formal leadership development programs. Progress against these development plans is reviewed throughout the year during scheduled leadership check‑ins. These check‑ins evaluate each candidate’s advancement toward readiness and ensure alignment with the Company’s long‑term strategic talent needs. In addition, internal mobility is closely monitored as an indicator of the Company’s ability to cultivate and advance internal talent.

The Board receives periodic updates on succession plans for executive and other critical roles. This structured approach allows the Company to maintain strong leadership continuity, mitigate talent‑related risk, and support the sustained execution of its strategic objectives.

Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating, Compensation, and Audit Committees are “independent” in accordance with NASDAQ rules. The Board has determined that the members of the Audit Committee are also “independent” under the heightened standards of independence under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board’s conclusion follows a review by the Nominating Committee and management of the responses of the directors to questions regarding employment history, transactions with the Bank, affiliations and family and other relationships.

To assist it in making determinations of independence, the Board concluded that the following relationships are immaterial and that a director whose only relationships with Peapack-Gladstone fall within these categories is independent absent any other relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director:

•
A loan made by the Bank to a director, his or her immediate family member or an entity affiliated with a director or his or her immediate family member, or a loan personally guaranteed by such persons, if such loan (1) complies with state and federal regulations on insider loans, where applicable; (2) is not classified as substandard, doubtful or loss; and (3) was originated on customary and usual market terms and conditions.
•
A deposit, trust, insurance brokerage, securities brokerage or similar customer relationship between Peapack-Gladstone or its subsidiaries and a director, his or her immediate family member or an affiliate of his or her immediate family member if such relationship is on customary and usual market terms and conditions.
•
The employment by Peapack-Gladstone or its subsidiaries of any immediate family member of the director if the employee serves below the level of senior vice president.
•
Annual contributions by Peapack-Gladstone or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed $20,000 in any calendar year and the contribution is made in the name of Peapack-Gladstone.
•
Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which a director or his or her immediate family member is a partner, shareholder or officer, if the director or his or her immediate family member owns five percent or less of the equity interests of that business and does not serve as an executive officer of the business.
•
Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which the director or his or her immediate family member is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her immediate family member or such business in the last calendar year does not exceed the greater of $60,000 or two percent of the gross revenues of the business.
•
Fixed retirement benefits paid or payable to a director either currently or on retirement.

The following categories or types of transactions, relationships or arrangements were considered by the Board in determining that each listed director is independent in accordance with the NASDAQ rules.

Independent Director	Category of Type

Susan A. Cole	Deposits, Wealth Management

Anthony J. Consi, II	Deposits

Richard Daingerfield	Loans, Deposits, Wealth Management

Edward A. Gramigna	Loans, Deposits, Wealth Management

Peter D. Horst	Deposits

F. Duffield Meyercord	Loans, Deposits, Wealth Management

Shareholder Communication with Directors

The Board of Directors has established the following procedures for shareholder communications with the Board of Directors or the Chair, who presides over the independent director sessions:

•
Shareholders wishing to communicate with the Board of Directors or the Chair should send any communication to either the Board of Directors or the Presiding Director of Independent Director Sessions, Peapack-Gladstone Financial Corporation, c/o Mary E. Donovan, Corporate Secretary, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. Any such communication should state the number of shares owned by the shareholder.
•
The Corporate Secretary will forward such communication to the Board of Directors, the Chair or as appropriate to the particular Committee Chair, unless the communication is a personal or similar grievance, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.
•
The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by any Board member, and will regularly review all such communications with the Board, the Chair or the appropriate Committee Chair.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee, and a Risk Committee. The following table identifies the members of each of these committees as of March 5, 2026. All members of each committee are independent in accordance with the NASDAQ listing requirements. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operations. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters are available in the Governance Documents portion of the Investor Relations section of the Company’s web site (www.peapackprivate.com).

Committee	Description
Audit Committee Meetings in 2025: 8 Steven A. Kass (1) (2) Anthony J. Consi, II (2) Richard Daingerfield Edward A. Gramigna, Jr. Peter D. Horst

The Audit Committee has the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Its other responsibilities include:

•
Consider auditors’ independence and review the scope and results of the audit.
•
Review interim and year-end operating results and earnings releases.
•
Consider the appropriateness of the internal accounting and auditing procedures.
•
Review examination reports by bank regulatory agencies.
•
Review audit reports prepared by the Internal Audit Department and outside firms.
•
Review management’s responses to those reports and monitoring compliance with ongoing requirements.

 The Audit Committee reports to the Board pertinent matters coming before it.

Compensation Committee Meetings in 2025: 6 F. Duffield Meyercord (1) Patrick M. Campion Anthony J. Consi, II Ellen Walsh

The Compensation Committee recommends to the independent members of the Board the CEO’s compensation, sets specific compensation for executive officers (other than the CEO) and ratifies general compensation levels for all other officers and employees. It also recommends grants under and administers our long-term stock incentive plans and the phantom stock plan, and makes awards under those plans.

The Compensation Committee has the authority to and responsibility for the appointment, retention, compensation and oversight of compensation consulting and advisory firms as it deems appropriate to its role.

Executive Committee Meetings in 2025: 4 F. Duffield Meyercord (1) Richard Daingerfield Edward A. Gramigna Steven A. Kass Doug Kennedy

The Executive Committee acts on behalf of the Board between regularly scheduled meetings when circumstances require timely action. The Executive Committee's responsibilities include:

•
Review and approve routine corporate actions consistent with Board-approved strategy and authority limits.
•
Provide oversight of significant business, operational, and strategic matters as delegated by the Board.

• Coordinate with management regarding emerging issues that may require Board consideration.
Nominating Committee Meetings in 2025: 2 Edward A. Gramigna, Jr. (1) Carmen M. Bower Peter D. Horst F. Duffield Meyercord Susan Cole

The Nominating Committee reviews the qualifications of and recommends to the Board candidates for election as directors of Peapack-Gladstone and the Bank, recommends committee assignments, and discusses management succession for the Chair and the CEO positions. The Nominating Committee is also charged with reviewing the Board’s adherence to the Corporate Governance Principles, the Code of Business Conduct and Conflict of Interest Policy. The Nominating Committee reviews recommendations from shareholders regarding director candidates and any shareholder proposals. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.”

Risk Committee Meetings in 2025: 6 Richard Daingerfield (1) Carmen M. Bowser Anthony J. Consi, II Diane D'Erasmo Steven A. Kass Tony Spinelli Ellen Walsh

The Risk Committee provides oversight and guidance for the Bank’s Enterprise Risk Management initiatives, including risk governance structure, risk management and risk assessment guidelines, policies and procedures, and the evaluation of market, credit, operational and reputational risks and the Bank’s risk tolerance. Risk assessment and risk management are the responsibility of the Bank’s management. The Committee’s responsibility consists of oversight and review.

(1) Chairperson
(2) The BOD has determined that Messrs. Consi and Kass meet the SEC criteria of an "audit committee financial expert"

During Q1 2026, the Bank formed a Technology Committee to be chaired by Tony Spinelli.

Nomination of Directors

Nominations for director may be made only by the Board of Directors, a committee of the Board or by a shareholder of record. The Board of Directors has established minimum criteria for members of the Board, which include:

•
Being respected members of their communities and of high ethical and moral standards and having sound personal finances.
•
Not serving on the board of directors of any other bank that serves the same market area as Peapack-Gladstone.
•
An appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board.
•
Being able to read and understand fundamental financial statements and being financially sophisticated as described in the NASDAQ rules, or considered to be an audit committee financial expert as defined pursuant to the SEC rules.
•
Being independent under the NASDAQ rules and Company policies.
•
Demonstrated character and reputation, both personal and professional.
•
Willingness and ability to develop new business for the Company.
•
Contributions to the diversity of the Board with regard to gender, race, ethnicity and/or cultural background.
•
Willingness to apply sound and independent business judgment.
•
Ability to work productively with the other members of the Board.
•
Availability for the substantial duties and responsibilities of a Peapack-Gladstone director.

The Nominating Committee considers diversity of experience, both of the individual under consideration and of the Board as a whole, as a factor in identifying nominees for director.

The Nominating Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. Shareholders wishing to submit a director candidate for consideration by the Nominating Committee must submit such director candidate recommendations to the Nominating Committee, c/o the Corporate Secretary, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921, in writing, not less than 120 nor more than 150 days prior to the first anniversary date of the prior year’s annual meeting. For our annual meeting in 2027, we must receive this notice between November 30, 2026 and December 30, 2026. The Nominating Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. Shareholders who wish to nominate a director must also follow the requirements in our bylaws. The bylaws are available in the Governance Documents portion of the Investor Relations section of Peapack-Gladstone’s website located at www.peapackprivate.com. For information regarding shareholder nominations of director candidates, see “Shareholder Proposals” below.

You can obtain a copy of our policy regarding shareholder recommendations for director candidates by writing to Mary E. Donovan, Corporate Secretary, Peapack-Gladstone Financial Corporation, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921.

Environmental, Social and Corporate Governance

The Company's responsibility to clients, employees, shareholders, and the communities in which it operates goes beyond profitability, and includes promoting responsible and sustainable Environmental, Social and Governance (“ESG”) business practices. Peapack-Gladstone is committed to social responsibility, effective corporate governance, and building environmental sustainability. The Bank's ESG approach continues to focus on social and governance initiatives as well as the development of environmental goals consistent with a state-chartered community bank that is a member of the Federal Reserve System.

The examples below highlights some of the Company's ESG efforts and plans for future action:

Environmental

•
Lowered the Company's carbon footprint by supporting hybrid work arrangements and reducing business travel through expanded use of video and audio conferencing.
•
Advanced environmentally conscious digital initiatives, including migration toward a paperless operating environment.
•
Strengthened cybersecurity and reduced on-site infrastructure needs through migration from an in-house data center to cloud computing.
•
Established an Environmental Leadership Committee.
•
Participated in the Morris County Park Commission’s “Adopt a Trail” program to support local conservation efforts.
•
Promotes hardware recycling and reduced plastic waste by transitioning from bottled water delivery to filtered water systems at Bank facilities.

Social

•
Established a Culture Ambassador Committee in 2019 to sustain and evolve the corporate culture through ongoing communication, awareness, engagement and advocacy of our core principles, diversity and inclusion, environmental awareness, volunteerism, wellness and employee fun.
•
Committed to expanding our role as an employer that champions diversity, equity and inclusion in our workplace environment. Our strategy seeks to align workforce representation with the communities we serve and to enhance diversity within senior leadership. We support this commitment through targeted initiatives focused on brand awareness, sourcing and recruitment practices, and promoting cultural awareness and appreciation across the organization.
•
In 2025, the Company supported more than 320 charitable organizations with over 325 employees contributing 1,500 hours of volunteer service through more than 60 in-person and virtual events.
•
In 2025, the Home Mortgage Disclosure Act (“HMDA”) reportable loans to majority-minority census tracts and low-and moderate-income census tracts represented approximately 39% and 28% of originations, respectively.

Governance

•
Named a "Best Bank to Work For" by American Banker for the last six years in a row.
•
Over 30% of our directors and 33% of senior officers are female.
•
93% of the Board of Directors, including the Chairman, are independent.
•
Board refreshment through director retirement.

Hedging Policy

Peapack-Gladstone maintains a policy prohibiting our executives and directors from hedging shares, including buying or selling puts or calls, short sales, or engaging in any other transaction designed to hedge or offset any decrease in the market value of Peapack-Gladstone's stock.

Insider Trading Policy

We have adopted an insider trading policy applicable to directors, officers and employees of Peapack-Gladstone that governs the purchase, sale and/or other dispositions of our common shares and other securities by our directors, executive officers, employees and any member of his or her immediate family living in his or her household. The insider trading policy prohibits trading in Company securities when the director, executive or employee has material, non-public information about Peapack-Gladstone. In addition to the above restrictions, the insider trading policy requires that our Section 16 officers pre-clear every transaction involving company securities with Peapack-Gladstone’s compliance officers. Additionally, directors and certain officers are prohibited from trading in Company securities during certain blackout periods.

The foregoing summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Policies and Practices Related to the Grant of Certain Equity Awards

While the Company does not have a formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation Committee and the Board of Directors of Peapack-Gladstone have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under Peapack-Gladstone’s insider trading policy. Consequently, Peapack-Gladstone has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding or one business after the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information to impact the value of executive compensation. Peapack-Gladstone did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2025.

Code of Business Conduct and Conflict of Interest Policy

Peapack-Gladstone maintains a Code of Business Conduct and Conflict of Interest Policy, which applies to Peapack-Gladstone’s directors, officers and employees. The Code of Business Conduct and Conflict of Interest Policy is available in the Governance Documents portion of the Investor Relations section of Peapack-Gladstone’s website located at www.peapackprivate.com. Peapack-Gladstone will disclose any substantive amendments to or waiver from provisions of the Code of Business Conduct and Conflict of Interest Policy on its website as may be required and within the time period specified under applicable SEC and NASDAQ rules.

DIRECTOR COMPENSATION

The following table summarizes the compensation of the non-employee directors of Peapack-Gladstone who served during 2025. Douglas L. Kennedy, as a full-time employee of the Company and the Bank, was not compensated for his service as a director.

	Fees Earned			Total Shares Outstanding
Name	Cash (1)	Stock Awards (2)	Total	12/31/2025 (3)
Carmen M. Bowser	$66,000	$49,496	$115,496	1,675
Patrick M. Campion	72,000	49,496	121,496	1,675
Susan A. Cole	55,000	49,496	104,496	1,675
Anthony J. Consi, II	98,000	49,496	147,496	1,675
Richard Daingerfield	120,000	76,978	196,978	2,605
Edward A. Gramigna, Jr.	113,000	71,481	184,481	2,419
Peter D. Horst	51,000	49,496	100,496	1,675
Steven A. Kass	130,000	88,000	218,000	2,978
F. Duffield Meyercord	179,000	184,481	363,481	6,243
Patrick J. Mullen (4)	83,000	49,496	132,496	1,675
Philip W. Smith, III (4)	51,000	49,496	100,496	1,675
Tony Spinelli	79,000	49,496	128,496	1,675
Beth Welsh (4)	83,000	49,496	132,496	1,675

(1) In 2025, the Company paid each non-employee director a $25,000 annual retainer and a fee of $2,000 for each Board or committee meeting attended. See table below for additional fees received for service as chair of the Board or a committee of the Board.

Cash Fees	Board Chair	Audit Committee Chair	Compensation Committee Chair	Risk Committee Chair	Nominating Committee Chair
Additional Retainer	$ 80,000	$ 25,000	$ 13,000	$ 15,000	$ 10,000

(2) Represents the aggregated grant date fair market value of restricted stock units, which were awarded in March 2025 and vest on March 20, 2026. The fair market value is calculated in accordance with ASC 718 using a stock price of $29.95 on the grant date.

(3) All outstanding shares as of December 31, 2025 are restricted stock units.
(4) Retired as of December 31, 2025.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

The following table sets forth as of March 5, 2026 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than five percent of the outstanding common stock of Peapack-Gladstone.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class Outstanding
BlackRock Inc. (1) 55 East 52d Street New York, NY 10055	1,569,265	8.93%

Dimensional Fund Advisors LP (2) Building One 6300 Bee Cave Road Austin, TX 78746	1,078,477	6.14%

James M. Weichert (3) 1625 State Highway 10 Morris Plains, NJ 07950	1,070,480	6.09%

The Vanguard Group (4) 100 Vanguard Boulevard Malvern, PA 19355	966,585	5.50%

(1)
Based on a Schedule 13G/A filed with the SEC on April 24, 2025.
(2)
Based on a Schedule 13G filed with the SEC on July 15, 2025.
(3)
Based on a Schedule 13D/A filed with the SEC on April 30, 2014.
(4)
Based on a Schedule 13G filed with the SEC on January 31, 2025.

Stock Ownership of Directors and Executive Officers

The following table sets forth as of March 5, 2026 the number of shares of Peapack-Gladstone’s common stock, beneficially owned by each of the directors and the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the “named executive officers”), and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)		Percent of Class
John P. Babcock	136,514	(3)	0.78%
Carmen M. Bowser	13,986		*
Patrick Campion	1,675		*
Frank A. Cavallaro	11,824	(4)	*
Dr. Susan A. Cole	12,935		*
Anthony J. Consi, II	113,054	(5)	0.64%
Richard Daingerfield	25,538		*
Diane D'Erasmo	360		*
Edward A. Gramigna, Jr.	28,750		*
Peter Horst	16,803		*
Steven A. Kass	23,333	(6)	*
Douglas L. Kennedy	306,663	(7)	1.75%
F. Duffield Meyercord	146,721		0.84%
Robert Plante	77,859	(8)	*
Gregory M. Smith	18,272	(9)	*
Anthony Spinelli	13,742		*
Ellen Walsh	337		*
All directors and executive officers as a group (22 persons)	1,016,858		5.75% (2)

* Less than one-half of one percent

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting or investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) all shares over which the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.
(2)
The number of shares of common stock used in calculating the percentage of the class owned by all directors and executive officers as a group includes 17,570,625 shares of common stock outstanding as of March 5, 2026, and 115,900 restricted stock units vesting within 60 days.
(3)
Includes 19,822 restricted stock units.
(4)
Includes 3,281 restricted stock units.
(5)
Includes 2,618 shares owned by an account which Mr. Consi's wife is a trustee.
(6)
Includes 2,500 shares owned by a family partnership and 1,000 shares owned by Mr. Kass’ wife.
(7)
Includes 10,893 shares purchased under the Employee Stock Purchase Plan and 29,161 restricted stock units.
(8)
Includes 3,909 shares purchased under the Employee Stock Purchase Plan and 8,887 restricted stock units.
(9)
Includes 12,844 restricted stock units.

Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines, which apply to the Board of Directors, the CEO and the executive officers of the Company and impose the following requirements:

•
All new members elected to the Board must own a minimum of $10,000 in Company stock at the time of his or her appointment;
•
Directors must maintain five times the amount of the annual Company Board retainer for service on the Board in Company stock;
•
The CEO must maintain three times his or her base salary in Company stock; and
•
Executive officers must maintain one time his or her base salary in Company stock.

Individuals can count shares owned in a Company benefit plan towards the stock ownership requirement. Each individual shall be required to meet the ownership guidelines within five years of being appointed to his or her position or elected to the Board of Directors of the Company. Each individual will be required to retain 100% of any net shares received through Company grants under the long-term incentive plans until the applicable ownership guideline is achieved.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act requires that Peapack-Gladstone’s executive officers, directors and persons who own more than ten percent of a registered class of Peapack-Gladstone’s common stock, file reports of ownership and changes in ownership with the SEC. Based upon copies of reports furnished by these insiders of Peapack-Gladstone, all Section 16(a) reporting requirements applicable to insiders during 2025 were satisfied on a timely basis except for one Form 4 that was filed late by Patrick Campion.

PROPOSAL 1

ELECTION OF DIRECTORS

Each of Patrick J. Mullen, Philip W. Smith, III, and Beth Welsh retired as a director of the Company and the Bank on December 31, 2025. Diane D’Erasmo and Ellen C. Walsh, both with substantial experience in the New York market, were appointed to the Board of Directors of the Company and the Bank, effective January 1, 2026. The Board currently has 13 members. Peapack-Gladstone’s Nominating Committee has recommended to the Board that the 13 current directors be re-elected for one-year terms expiring at Peapack-Gladstone’s 2027 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board may be voted for a substitute nominee selected by the Board. Alternatively, the Board may adopt a resolution to reduce the size of the Board. The Board has no reason to believe that any of the named nominees will be unavailable for election or will not serve if elected.

Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

The following table sets forth the names and ages (as of December 31, 2025) of the Board’s nominees for election, the nominees’ positions with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. In addition, described below is each director nominee’s particular experience, qualifications, attributes or skills that have led the Board to conclude that the person should serve as a director.

NOMINEES FOR ELECTION AS DIRECTORS

Nominees for Director
Carmen M. Bowser Age: 71 Director since: 2017

Skills / Qualifications / Positions Held:

•
Retired; Extensive experience in the commercial real estate market
•
Former Managing Vice President, Commercial Real Estate Division, Capital One Bank
•
Former Managing Director, Prudential Mortgage Capital Company

Ms. Bower’s expertise and leadership experience is invaluable to the oversight of the Bank’s commercial real estate portfolio.
Patrick M. Campion Age: 64 Director since: 2023

Skills / Qualifications / Positions Held:

•
Retired; Extensive experience in the wealth management business
•
Former Americas Region Head-Wealth Management at Deutsche Bank
•
Served as an executive for more than 20 years leading US regional and international wealth management businesses at Deutsche Bank, HSBC, and Citi Private Bank, driving both financial and cultural transformations.

Mr. Campion led successful strategies for business growth, sales and performance management, client experience and regulatory compliance.
Dr. Susan A. Cole Age: 83 Director since: 2014	Skills / Qualifications / Positions Held: • Retired; Former President of Montclair State University

Dr. Cole has 23 years of experience as President of Montclair State University (the second largest university in New Jersey, with approximately 20,000 students), which is invaluable to the oversight of Bank operations.

Anthony J. Consi, II Age: 80 Director since: 2000	Skills / Qualifications / Positions Held: • Retired; Former Senior Vice President of Finance and Operations, Weichert Realtors.
Mr. Consi has 15 years of public accounting experience at Coopers & Lybrand and 22 years of finance and operations leadership at Weichert Realtors.

Richard Daingerfield Age: 72 Director since: 2014

Skills / Qualifications / Positions Held:

•
Retired; Former Executive Vice President and General Counsel, Citizens Financial Group, Inc., Boston, Massachusetts
•
Expert in corporate governance, executive management, risk management, corporate banking and commercial banking

Mr. Daingerfield's broad legal experience with commercial and retail banking, including international and domestic private banking are invaluable to his role as Risk Committee Chair.
Diane D'Erasmo Age: 71 Director since: 2026

Skills / Qualifications / Positions Held:

•
Retired; Former Vice Chairman Emeritus of HSBC Bank USA, New York City
•
A member of key U.S. and Global Executive Committees
•
Board experiences in various organizations

Ms. D'Erasmo's broad experience in senior leadership roles across corporate banking, risk management, regulatory compliance, and diversity initiatives are invaluable to her role in the Risk Committee.
Edward A. Gramigna, Jr. Age: 65 Director since: 2012	Skills / Qualifications / Positions Held: • Partner at Faegre Drinker Biddle & Reath LLP • Former member of the Management Board of Faegre Drinker Biddle & Reath LLP
Mr. Gramigna's 32 years of experience in trust, estate planning and estate administration is invaluable to the oversight of our wealth management division.

Nominees for Director
Peter D. Horst Age: 64 Director since: 2019

Skills / Qualifications / Positions Held:

•
Retired; Former Chief Executive Officer of PSB, a global research-based consultancy
•
31 years of experience as a Chief Marketing Officer across diverse industries in consumer and business products, services and technology for market leaders such as General Mills, US West, Hershey, Capital One and Ameritrade

Mr. Horst is qualified to serve on the Board of Directors because of his extensive marketing experience, which is invaluable in introducing our expanding wealth management brand to new markets.
Steven A. Kass Age: 69 Director since: 2018

Skills / Qualifications / Positions Held:

•
Retired; Senior partner of KPMG from 2014 to 2016
•
Former Chief Executive Officer of Rothstein Kass, an accounting firm that specialized in audit, tax and advisory services to hedge funds, private equity and venture capital clients

Mr. Kass is qualified to serve on the Board of Directors and as Audit Committee Chair because of his public company accounting and management level experience.
Douglas L. Kennedy Chief Executive Officer Age: 69 Director since: 2012

Skills / Qualifications / Positions Held:

•
President and CEO of Peapack-Gladstone and the Bank since 2012
•
Former Executive Vice President & Market President at Capital One Bank/North Fork
•
Held key executive positions with Summit Bank and Bank of America/Fleet Bank

Mr. Kennedy, who began his career in commercial banking in 1978, is qualified to serve on the Board of Directors because of his over 47 years of commercial banking experience, in which he has demonstrated business leadership, judgment and vision.

F. Duffield Meyercord Age: 79 Director since: 1991	Skills / Qualifications / Positions Held: • Chairman of the Board of Peapack-Gladstone and the Bank • Partner of Carl Marks Advisors • President, Meyercord Advisors, Inc.

Mr. Meyercord has 47 years of experience in directing strategic projects and providing operational advisory services to numerous businesses, which is invaluable to the Board’s oversight of corporate strategy.

Tony Spinelli Age: 58 Director since: 2017

Skills / Qualifications / Positions Held:

•
Vice President, Field Chief Security office, Halcyon, an anti-ransomware company
•
Former Senior Vice President, Chief Information Security Officer, Capital One Bank
•
Former Senior Vice President, Chief Information Security Officer, Equifax.

Mr. Spinelli’s expertise in cybersecurity, security engineering and compliance provides insight into emerging threats to the Company and our clients.
Ellen C. Walsh Age: 57 Director since: 2026

Skills / Qualifications / Positions Held:

•
Retired; Former Senior Partner at PricewaterhouseCoopers, Advisory practice for the U.S. Insurance Sector, New York City
•
Former member of the PwC Board of Partners and Principals
•
Served as the Governance Committee Chair and member of the Management Evaluation and Compensation Committee.

Ms. Walsh's experience in advisory practice for the financial service sector and in senior leadership committee are invaluable to her roles in the Compensation Committee and the Risk Committee.

The members of our Board of Directors collectively demonstrate appropriate leadership skills, experience and judgment in areas that are relevant to our business. We believe that their collective ability to challenge and stimulate management and their dedication to the affairs of the Company serve the interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

DIRECTORS INCLUDED IN PROPOSAL 1.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures are competitive, focus on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you, as a shareholder of Peapack-Gladstone, the opportunity to endorse the compensation for our named executive officers.

Shareholders are provided an opportunity to approve on an advisory, or non-binding basis, the compensation of certain of our executive officers. Accordingly, we are asking you to vote on the compensation of Peapack-Gladstone’s named executive officers as described under the section “Compensation Discussion and Analysis” and in the tabular disclosure (together with the accompanying narrative disclosure) in this proxy statement. Your vote is advisory and will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The following summarizes the backgrounds of the named executive officers.

•
Douglas L. Kennedy joined the Bank in 2012 as Chief Executive Officer. He is a career banker with over 47 years of commercial banking experience. Previously, Mr. Kennedy served as Executive Vice President and Market President at Capital One Bank/North Fork and held key executive level positions with Summit Bank and Bank of America/Fleet Bank. Mr. Kennedy has a Bachelor’s Degree in Economics and an M.B.A. from Sacred Heart University in Fairfield, Connecticut.
•
Frank A. Cavallaro joined the Bank in 2022 as Senior Executive Vice President. He became the Chief Financial Officer in November 2022. Prior to joining the Bank, Mr. Cavallaro served as Executive Vice President and Chief Financial Officer at Republic Bank since 2009. Mr. Cavallaro has more than 30 years of experience, where he has held senior level positions at several financial institutions and CPA firms. Mr. Cavallaro has a Bachelor of Science Degree in Accounting from Rutgers University School of Business in Camden, New Jersey and is a Certified Public Accountant.
•
Robert A. Plante joined the Bank in 2017 as Chief Operating Officer. Mr. Plante previously served as Chief Operating Officer at Israel Discount Bank New York. Mr. Plante also served as Chief Information Officer at CIT Group and also held senior leadership positions at GE Capital Global Consumer Finance and with the Geary Corporation, a privately held IT consulting company. Mr. Plante has a Bachelor of Science in Business Administration in Finance from the University of Vermont.
•
John P. Babcock joined the Bank in 2014 as Senior Executive Vice President of the Bank and President of Private Wealth Management. Mr. Babcock has over 43 years of experience in commercial and wealth management/private bank businesses in New York City and regional markets. Prior to joining the Bank, Mr. Babcock was the managing director of the Northeast Mid-Atlantic region for the HSBC Private Bank. Mr. Babcock graduated from Tulane University’s A.B. Freeman School of Business and has an M.B.A. from Fairleigh Dickinson University. Mr. Babcock holds FINRA Series 7, 63 and 24 securities licenses.
•
Gregory M. Smith joined the Bank in 2019 as Executive Vice President, Head of Commercial Banking. Mr. Smith was promoted to President of Commercial Banking in 2021 and oversees commercial banking across the organization including lending, equipment finance, investment banking and corporate advisory, the Bank’s platinum service team and professional services group, the small business administration team, and treasury management and escrow services. Prior to joining the Bank, Mr. Smith served as group sales executive for the Northeast and Mid-Atlantic regions for Capital One Bank and was also a senior regional vice president for Summit Bank. Mr. Smith has a Bachelor of Science in Finance from Fairleigh Dickinson University and an M.B.A in Business Administration from Rider University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives from Crowe LLP are expected to be available at the annual meeting to answer questions and they will have the opportunity to speak if desired. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of Crowe LLP but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent registered public accounting firm should be selected.

Aggregate fees for the fiscal years ended December 31, 2025 and December 31, 2024 billed by Crowe LLP were as follows:

Type of Service	2025	2024
Audit Fees	$669,900	$617,400
Audit-Related Fees (1)	44,100	51,975
Total	$714,000	$669,375

(1)
Represents fees for procedures related to corporate advisory and other assurance services for both 2025 and 2024.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Audit Committee Pre-Approval Procedures

The Audit Committee maintains a policy concerning the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm to Peapack-Gladstone. The policy requires that all services to be performed by Peapack-Gladstone’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. All services rendered by Crowe LLP were permissible under applicable laws and regulations. Each new engagement of Crowe LLP in 2025 was approved in advance by the Audit Committee.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is “independent.”

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in Peapack-Gladstone’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee

of the Board of Directors

Steven A. Kass, Chair

Anthony J. Consi, II

Richard Daingerfield

Edward A. Gramigna, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation programs as they apply to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and three other highest compensated individuals who were serving as executive officers at the end of 2025 (collectively, the “named executive officers” or “NEOs”).

Named Executive Officer	Position
Douglas L. Kennedy	President and Chief Executive Officer
Frank A. Cavallaro	Senior EVP, Chief Financial Officer
Robert A. Plante	EVP, Chief Operating Officer
John P. Babcock	Senior EVP, President of Private Wealth Management
Gregory M. Smith	Senior EVP, President of Commercial Banking

Executive Summary

Compensation Philosophy, Program Objectives and Design

We follow a pay-for-performance philosophy that aligns our executives’ total compensation with the Company’s overall success, as well as the performance and value of the executives' contributions. Our executive compensation program is designed by our Compensation Committee (the “Committee”), and approved by the full Board of Directors, to attract and retain highly qualified leaders and motivate them to achieve short- and long-term strategic and operational objectives that ultimately deliver value to shareholders. To that end, the Company structures its compensation program to align the interests of the NEOs with those of shareholders by linking pay to both short-term and long-term operational and financial performance. The key elements of the Company's executive compensation program are summarized in the table below.

Element	Form	Vesting / Performance Period	Purpose
Base salary	Cash	Ongoing	Competitive within the context of compensation culture in order to attract and retain talented executives
Short Term Incentive (STI)	Cash	1 year	Encourages achievement of short-term strategic and financial performance metrics that create long-term shareholder value
New York Performance Incentive (NYPI)	Cash	2 years	Encourages the successful execution of the Bank's strategy of expanding into the New York Metro area.
Long Term Incentive (LTI)	Restricted Stock Units or Phantom Stock Units	3 years	Encourages achievement of long-term strategic and financial performance metrics that create long-term shareholder value

The Company relies on a combination of long-term incentives (through restricted stock units (“RSUs”) and Phantom Stock Units) and cash incentives in setting compensation for its CEO and other NEOs.

➢
The Company believes that emphasizing long-term RSUs and/or phantom stock in our incentive compensation package better aligns the interests of executives with those of shareholders, and provides meaningful retention.
➢
For all NEOs, the percentage of LTI (equity through RSUs and phantom stock units) awards is larger than the percentage of STI (cash incentives) awards.
➢
60% of the LTI grants are performance vested RSUs, based on the achievement of pre-established financial performance goals over a three-year prospective period, compared to a peer group selected at time of grant.

The graphs below show the target percentage mix of our compensation elements for our CEO and other NEOs for 2025.

(1) Weighted average of the NEOs other than the CEO.

2025 Executive Performance Plan (“EPP”)

The Committee maintains the EPP to establish the metrics and requirement for setting short- and long-term incentive pay.

In formulating the 2025 EPP, the Committee considered internal policies and relevant guidance from bank regulatory authorities that direct the Committee to ensure that compensation incentive programs do not jeopardize the safety and soundness of the Company or the Bank. To that end, the Committee believes that the EPP and the Company’s other incentive compensation policies:

•
appropriately balance risk and reward;
•
are compatible with effective controls and procedures; and
•
are supported by strong corporate governance, including active oversight by the Committee.

The Committee has discretion to make awards that are less than or greater than awards calculated by the EPP. The Committee also may change, modify or discontinue the EPP at any time, including during the course of a particular year. The Committee may take into account the following factors:

•
the safety and soundness of the Company;
•
unexpected events that occur during the year;
•
the Company’s performance relative to its peer group;
•
regulatory changes; and
•
extraordinary efforts in achieving financial, non-financial, and/or strategic goals.

While the Committee has the discretion to modify awards, this discretion is not expected to be utilized routinely, nor was any discretion utilized for the 2025 awards.

The following graphs depict main components of the 2025 EPP and metrics in its performance measurement. Both STI and NYPI are cash awards and the LTI are equity awards:

▲ STI Awards are 100% performance-based and paid in cash in March following the year of performance.

2025 STI Awards*
25%
75%
Company Performance
Individual Performance

* 25% of STI based on individual performance measures.

** Non-GAAP measures. See Appendix A for reconciliation.

▲ NYPI Awards are 100% performance-based and paid in cash over a two-year period, in the first December and second December following the year of performance.

▲ LTI Awards are 60% performance-based vesting, with a three-year cliff vest based on four metrics over a three- year prospective period, compared to a peer group selected at time of grant.

2025 LTI Awards*
40%
60%
Performace-Based
Time-Based

2025 Financial Highlights and Company Performance

The Committee noted that Company overall performance was favorable in 2025. The following summarizes certain financial highlights and Company performance for 2025:

Metropolitan New York Expansion:

During 2025, the Bank continued its geographic expansion throughout the New York metropolitan area, extending its presence beyond Manhattan into Long Island. This expansion supports the Bank’s strategy to establish itself as a premier boutique private bank, serving clients seeking a relationship-driven alternative to larger financial institutions. While the expansion resulted in an increase in operating expenses during 2025 and a short-term negative impact on certain profitability metrics, including earnings per share (“EPS”) and total shareholder return (“TSR”), the Committee viewed these expansion investments within the context of the Company’s long-term strategic objectives. Since 2023, management deliberately accelerated the hiring of experienced private banking and wealth teams and strengthened infrastructure during a period of industry volatility. These decisions have better positioned the Company to enhance its deposit franchise, diversify revenue streams, and improve earnings durability. In 2025, the Company further strengthened its leadership bench by adding a new Head of Commercial Real Estate, a new Head of Equipment Finance, by expanding commercial lending teams, and by adding senior wealth advisors across New York City and Long Island, reinforcing core competencies and supporting scalable growth.

Throughout 2025, the Committee observed measurable evidence that these investments were strengthening the franchise. Core relationship deposits generated by the New York City and Long Island teams totaled over $1.9 billion as of December 31 2025, and loan balances totaled nearly $1.3 billion. The Company experienced meaningful improvement in operating leverage and margin expansion in the latter part of 2025, reflecting growing productivity from prior hiring, and an improved funding mix. In evaluating executive performance, the Committee considered both the short-term impact of these strategic investments on reported metrics and the longer-term value creation evidenced by balance sheet transformation, enhanced funding stability, and expanding earnings momentum.

The graph below highlights the Company's 2025 performance comparable to peer groups and shows the Company's percentile rank as compared to the two peer groups.(1) As noted above, EPS Growth and TSR relative to peers were negatively affected by the expenses/investments related to the New York Expansion and Leadership Expansion. However, core deposit growth, and particularly noninterest-bearing deposit growth have been extremely favorable relative to peers.

2025 Performance Highlights
PGC vs. Peers Comparison - Percentile Rank
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
One-year Noninterest-bearing Deposits Growth
One-year Core Deposits Growth
Adjusted One-year EPS Growth
Five-year TSR
PGC vs. NJ Bank Peer Group (Percentile)
PGC vs. Executive Compensation Peer Group (Percentile)

(1) The two Peer Group comparisons referred to throughout this section are a NJ Bank Peer Group (11 public banks, including PGC, with total assets between $2 billion and $15 billion headquartered in NJ) and an Executive Compensation Peer Group (as shown in the Company’s 2025 Proxy).

Net Promoter Score:

Another key focus for the Company has been its Net Promoter Score (“NPS”). In 2025, the Bank achieved a NPS score of 65, representing continued improvement from prior years and substantially exceeding the U.S. banking industry benchmark. Wealth and New York Commercial operations both achieved scores of 84, reflecting particularly strong client advocacy within recently expanded markets and core competencies.

The Committee views NPS as an important indicator of sustainable franchise value and effective strategic execution. The Company’s private banking model depends on relationship-driven client engagement and operating deposit growth. Maintaining elevated client satisfaction while integrating new teams, opening flagship offices, and expanding geographically demonstrates management’s ability to scale the Company’s culture and service standards without compromising the client experience.

Accordingly, the Committee considers client experience metrics, including NPS trends, as part of its holistic evaluation of executive performance. By embedding client advocacy into performance assessment, the Committee reinforces its belief that long-term shareholder returns are best supported by consistent service excellence, strong relationships, and disciplined execution of the strategic plan.

In determining 2025 incentive outcomes, the Committee evaluated Company performance in the context of purposeful strategic investments undertaken to expand throughout the greater Metropolitan New York region. While these investments temporarily pressured certain short-term metrics, including EPS and TSR, the Committee observed strengthening earnings momentum, improving operating leverage, enhanced funding mix, and sustained client satisfaction as the year progressed. The Committee believes this balanced evaluation appropriately aligns executive compensation with disciplined financial performance and sustained franchise value creation.

2025 EPP Results

•
For STI, the Company’s 2025 adjusted results were 12% over budget (112% of budget), resulting in the Company achieving the Max level for the March 2026 grant.
•
For LTI, the Company’s 2024 adjusted performance was at budget, resulting in the Company achieving Target level performance for the March 2025 grant.

The graphs below depict the actual 2025 compensation components for the CEO and other NEOs:

(1) Weighted average of the NEOs than the CEO

2025 CEO Compensation Highlights

The following are key highlights regarding Mr. Kennedy’s compensation package:

•
Base Salary: During 2025 Mr. Kennedy received a 3% merit increase, as well as a market adjustment to bring his salary in line with the approximate median of the peer group detailed later in this CD&A.
•
STI (Cash) Award: The STI award for 2025 (paid in March 2026) was calculated based on 75% Company performance, which was deemed to be achieved at Max level, and 25% individual/strategic performance, which was deemed to be achieved at Target+ level.
•
NYPI (Cash) Award: The NYPI (Cash) award was paid in December 2025 and was based 100% on the Company’s 2024 performance as it related to NY core deposit growth and cost of funds.
•
LTI (Equity) Award: 60% of the LTI awards cliff vest in three years solely based on Company performance at the end of a prospective three-year period. For these performance-based shares, vesting can be as low as zero, depending on performance. 40% of the LTI is time based, with a three-year vesting period.

Say-on-Pay / Shareholder Outreach

At the 2025 Annual Meeting, 73% of votes cast were in favor of the say-on-pay proposal. While that is a decisive majority, the Company strives for better.

We maintain an open dialogue with our shareholders and value their perspective.

In early 2026, the Company contacted shareholders to discuss the Company's progress made in its strategic expansion into New York Metro area, the Company’s executive compensation practices, and any other items of interest. The Company spoke with three of its largest shareholders, among others. The CEO and the CFO participated in all meetings. The Chairman of the Board (also the Chairman of the Committee) participated in the meetings whenever a director was requested.

Feedback regarding the New York Metro expansion strategy was generally favorable. There were no major concerns regarding the structure of our executive compensation plans. Discussions regarding other items was favorable as well.

The Company received several suggestions regarding certain disclosures, as summarized below. The Company incorporated these disclosures elsewhere in this Proxy in response to these comments.

•
Add a discussion around succession planning.
•
Discuss how the Company incorporates, and views its NPS in its business, and in determining executive performance.
•
Discuss the New York expansion, including its success to date. Include a discussion as to how the large investment has impacted reported performance measures in the short term, and thus impacts certain pay vs performance measures, and affects vesting of performance shares.
•
Ensure it is clear that the metrics used in the Company’s Long-Term Incentive Plan’s performance shares vesting are different than those metrics used in the Short-Term Incentive Plan.
•
Ensure to include a robust board skills matrix within the Proxy.

Roles and Decision Process

The Committee is responsible for establishing and overseeing policies governing annual and long-term compensation programs for our executives, and for determining executive compensation levels that are consistent with our philosophy. Details of the Committee’s functions are more fully described in its charter, which has been approved by the Board of Directors and is available on our website. The Chair of the Committee regularly reports on Committee actions at the Company’s Board of Directors meetings.

The Committee reviews all compensation components for the Company’s CEO and other named executive officers, including base salary, annual short-term (cash) and long-term (equity/equity-like) incentives, benefits and contracts/arrangements.

Although the Committee makes independent determinations on all matters related to compensation of the named executive officers, certain members of management may be requested to attend or provide input to the Committee. The CEO provides advice to the Committee relative to the compensation of the other named executive officers. The CEO is not present for Committee's discussion of his own compensation. Other senior officers, such as the Head of Human Capital, General Counsel, and/or the CFO, may provide information and perspective to the Committee as appropriate and/or as requested. The Committee’s independent compensation consultant (Aon) also provides market data and advice as appropriate. The Committee makes its determinations based on an assessment of Company performance and individual performance and on data provided by management and its independent compensation consultant.

The Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its independent compensation consultant. The Committee has determined that it has the funding it needs to retain the advisors necessary to carry out its duties effectively. The Committee has retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), which is a part of the Rewards Solutions practice at Aon PLC, as an independent outside compensation consultant for each year since 2013; Aon was retained again for 2025. Aon’s services included peer group development and market benchmarking studies, assisting with the administration of the incentive program, and providing insight and best practices with respect to the compensation of our named executive officers.

While the Committee seeks independent external perspective, the Committee makes all decisions regarding the compensation of the Company’s named executive officers.

The Committee reviewed its relationship with Aon and considered Aon’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act and under applicable NASDAQ listing rules. The Compensation Committee received a report from Aon addressing its independence, which included the following factors: (1) there were no services provided to the Company, other than compensation related to consulting services provided by Aon; (2) fees paid by the Company as a percentage of total revenue of Aon; (3) policies or procedures maintained by Aon that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors of Aon and a member of the Committee; (5) any Company stock owned by the senior advisors of Aon; and (6) any business or personal relationships between the executives and the senior advisors of Aon. The Committee discussed these considerations and concluded that the work performed by Aon and Aon’s senior advisors involved in the engagement did not raise any conflict of interest.

Elements of Compensation and Decisions

We target our total compensation to be fair and appropriate considering market conditions, peer group comparisons, Company performance, individual performance, as well as our long-term strategic goals. We believe our compensation policies and practices appropriately balance risk against our desire to award competitive compensation and are unlikely to have an adverse effect on our Company. The elements of our compensation include base salary and incentives paid/granted under our Executive Performance Plan (short-term (cash) incentive awards, and long-term (equity / equity-like) incentive awards).

Base Salary

Our named executive officers’ base salaries are set to reflect a combination of factors, including, but not limited to level of responsibility, being competitive in the market, experience, skill set, and individual performance, as well as the Company’s compensation philosophy and overall performance. We design our base salaries in significant part to retain and attract talented executives who can help drive long-term shareholder value. We believe we must keep our base salaries competitive, within the context of our compensation culture, or risk losing executive talent, because the markets in which we operate present current and potential executives with higher-paying alternatives.

The following summarizes the 2024 and 2025 base salaries for the Company’s named executive officers. The Company's NEOs each received a 3% merit increase in 2025. Messrs. Kennedy, Cavallaro and Smith also received market adjustments to bring their salaries in line with the approximate median of the Company's executive compensation peer group detailed later in this CD&A. All three of these individuals were rated Target + for their individual performance in both 2024 and 2025.

Named Executive Officer	2024 Base Salary Rate	2025 Base Salary Rate	% Merit Increase	% Market Adjustment
Douglas L. Kennedy	$847,690	$936,000	3%	7%
Frank A. Cavallaro	$386,250	$475,000	3%	20%
Robert A. Plante	$390,988	$402,718	3%	0%
John P. Babcock	$582,774	$600,257	3%	0%
Gregory M. Smith	$380,276	$440,000	3%	13%

Non-equity Incentive Plan

For each NEO, non-equity incentive plan is comprised of the short-term incentive awards and New York Performance Incentive Plan awards.

▲ New York Performance Incentive Awards ("NYPI Awards") In 2024, the Board approved NYPI Awards to encourage the execution of the Bank's strategy of expanding into the New York Metro area. The NYPI Awards are granted based on two equally weighted Company financial performance metrics: (1) NY core deposit growth benchmarked to a preset target; and (2) NY cost of funds benchmarked to a preset target. The payment of the NYPI Awards will be made in cash ratably over two years. Note that if performance metrics result in less than the “Threshold” level, the NEO would earn no NYPI Awards. The following table shows the NYPI opportunities, total earned to date, and the schedule for cash payments. The amount earned for 2024 performance was based on the “Max” result of actual NY core deposit growth relative to target partially offset by an actual cost of funds slightly below “Target.”

	2024 NYPI Opportunities - % of Salary
Named Executive Officer	Threshold	Target	Max	2024 Base Salary Rate	Earned % 2025	Earned $ 2025	Paid in Dec 2025	Payment to Be Made in Dec 2026
Douglas L. Kennedy	7.65%	17.00%	23.80%	$847,690	19.38%	$164,282	$82,141	$82,141
Frank A. Cavallaro	7.65%	17.00%	23.80%	$386,250	19.38%	$74,856	$37,428	$37,428
Robert A. Plante	6.00%	13.33%	18.67%	$390,988	15.20%	$59,430	$29,715	$29,715
John P. Babcock	7.65%	17.00%	23.80%	$582,774	19.38%	$112,942	$56,471	$56,471
Gregory M. Smith	7.65%	17.00%	23.80%	$380,276	19.38%	$73,698	$36,849	$36,849

▲ Short-term incentive awards (“STI Awards”) provides an annual cash incentive opportunity to the NEOs based on a mix of prior-year Company performance (75% weighting) and individual/strategic performance (25% weighting). Company performance related to STI Awards is based on earnings per share (40% weighting), pre-tax income before provision for credit losses (20% weighting), core deposit growth (20% weighting), and loan growth (20% weighting). This reflects a change from the prior year where the performance was based on earnings per share (60% weighting) and pre-tax income before provision for loan losses (40% weighting). The Committee felt it was appropriate to add two important strategic metrics (core deposit growth and loan growth) to this calculation.

As regards the table below, see Appendix A for details and the non-GAAP reconciliation.

2025 Company Performance Measure	Weight	Threshold (80% of target)	Target/ Budget	Maximum (110% of target)	2025 Adjusted Results	Weighted Result
Diluted earnings per share (EPS)	40%	$1.62	$2.03	$2.23	$2.33	45.98%
Pretax income before provision for loan losses (in millions)	20%	$52.64	$65.80	$72.38	$80.01	24.32%
Core deposit (in billions)	20%	$4.73	$5.91	$6.51	$6.02	20.36%
Loan balances (in billions)	20%	$4.64	$5.80	$6.38	$6.10	21.03%
Company Performance Payout Factor						111.69%

As the Company achieved a weighted 111.69% of the budget, the Committee determined Company performance to be at the Max level for 2025.

Individual/strategic performance ratings are based on five levels- 5=maximum; 4=target+; 3=target; 2=threshold+; 1=threshold. For the NEOs (other than the CEO), the individual/strategic performance rating was determined by the CEO and accepted by the Compensation Committee. Among other things, the CEO considered: each individual’s responsibilities as included in the budget, wherever applicable; each individual’s contribution to prior year results, wherever applicable; contribution to the success of the New York Expansion initiative; and the achievement of various goals and targets previously set at the beginning of the fiscal year, including personal accountability for critical performance with respect to standard banking industry company metrics, such as deposit growth, loan growth, credit quality, efficiency ratio, and other such goals. The use of individual goals represents the clear assignment of direct personal accountability for specific financial, organizational, operational and risk management objectives, the attainment of which contribute significantly to the Company’s performance. We believe the assignment of personal accountability in the form of individual goals has strengthened the effectiveness of our executive compensation program and has a positive impact on the performance of our named executive officers.

For the CEO, the individual/strategic performance rating was determined by the Chairman of the Board (who is also Chairman of the Compensation Committee). The CEO’s individual performance rating was deemed to be Target+ for 2025. The individual performance for the other NEOs was also deemed to be Target+ for 2025.

In addition to all of the above that applied to the Chairman’s and the Committee’s assessment of the CEO’s performance, and the CEO’s and the Committee’s assessment of the other NEOs’ performance, the following was also considered in such assessments:

•
The New York Team continued with strong results throughout 2025.
•
Analyzed, recruited and hired six Long Island Teams, with successful integration and strong results for 2025.
•
Analyzed, recruited and hired new leadership and producers for the Leasing Team, with successful integration and strong results for 2025.

•
Delivered strong, disciplined growth across the Bank with nearly 1000 new relationships, nearly $2.0 billion in deposits and $1.3 billion in loans.
•
Strengthened client experience, brand, market presence, and employee engagement:
•
Best‑in‑class Net Promoter Scores (NPS) (Bank Overall 65; Wealth 84; Commercial NY 84 - industry average is 41 with scores between 50-70 considered “excellent” by NPS Standards).
•
Successfully opened three flagship financial centers (300 Park Ave, Garden City, and Melville).
•
Executed a successful company‑wide rebrand to Peapack Private Bank & Trust.
•
Named “Best Banks to Work For” by American Banker for the 8th consecutive year, and Crain’s “Best Places to Work – NYC” for the 2nd consecutive year.
•
Modernized the operating and execution platform to support growth, including innovation and digital transformation.
•
Maintained strong risk management, controls, and regulatory outcomes.
•
Scaled credit and underwriting capacity without increasing risk, while maintaining strong independent loan review results.
•
Delivered record Wealth Management performance:
•
Grew Assets Under Administration/Management to $13.1 billion (+10%).
•
Generated $930 million in new managed assets.
•
Continued to transform the Bank’s balance sheet to a more liquid, lower-cost balance sheet, through significant growth in lower cost core/relationship deposits, reduction in higher cost wholesale and other non-relationship deposits, and growth in higher yielding, core relationship loans.
•
Accelerated the quarter end financial closing process, financial reporting, and earnings release timing.

The following table shows the STI opportunities and total cash awarded (% as of base salary) based on 2025 performance, which was Max for the Company performance and Target + for each individual performance.

	2025 STI Opportunities - % of Salary			Actual Performance
Named Executive Officer	Threshold	Target	Max	Company (75% wgt.)	Individual (25% wgt)	2025 STI Payout	2025 Base Salary Rate	Total 2025 STI Cash Paid
Douglas L. Kennedy	60%	85%	125%	93.75%	26.25%	120.00%	$936,000	$1,123,200
Frank A. Cavallaro	45%	60%	95%	71.21%	19.37%	90.58%	$475,000	$430,261
Robert A. Plante	32%	45%	70%	52.50%	14.37%	66.87%	$402,718	$269,317
John P. Babcock	45%	60%	95%	71.21%	19.37%	90.58%	$600,257	$543,720
Gregory M. Smith	45%	60%	95%	71.21%	19.37%	90.58%	$440,000	$398,558

LTI Awards (Restricted Stock Units)

Long-term incentive awards (“LTI Awards”) are designed to motivate executives to focus on the achievement of the Company's long-term strategic plan and to further align Company executives with shareholders.

In March 2025, the Committee approved the 2025 LTI Awards that provides annual restricted equity unit awards with 60% that cliff vest after a three-year period solely based on Company performance relative to a pre-determined peer group at the end of a prospective three-year period, and 40% that vest over a three-year period. For performance-based shares, vesting can be as low as zero, depending on performance.

LTI Plan	% of Grant	Performance Metric	Vesting Length	Vesting Type	# of shares vested

Performance-Vested Shares	60%	3-yr relative: - EPS Growth (30% wgt.) - TSR (30% wgt.) - Core deposit growth (20% wgt.) - Credit quality (20% wgt.)	3 years	Cliff	Threshold 25th percentile = ~55% of grant	Target 50th percentile = 100% of grant	Maximum 75th percentile = ~ 165% of grant

Time-Vested Shares	40%	n/a	3 years	Ratable	100% of shares granted ratably over the prospective period

The following table details the grant opportunity and the actual value for the March 2025 LTI grant.

	2025 LTI Opportunities - % of salary			Grant - 60% performance vested RSUs; 40% time vested RSUs			Actual
Named Executive Officer	Threshold	Target	Max	% of Base Salary	$ Grant Date Value	Number of Shares *	% of Target
Douglas L. Kennedy	60%	95%	150%	102%	$863,540	29,223	107%
Frank A. Cavallaro	55%	90%	135%	96%	$369,316	12,498	106%
Robert A. Plante	35%	55%	90%	59%	$232,115	7,855	108%
John P. Babcock	55%	90%	135%	96%	$557,224	18,857	106%
Gregory M. Smith	55%	90%	135%	96%	$363,613	12,305	106%

* Based on grant date stock price of $29.55.

The March 2025 LTI awards were determined based on Company performance during 2024, which was deemed to be at Target, and individual performance which was deemed to be at Target+ for all NEOs. See the Company’s 2025 Proxy for the discussion of 2024 performance. For comparative purposes, the March 2024 LTI awards were less than the March 2025 LTI awards because 2023 Company performance was deemed to be at Threshold.

Performance shares granted in March 2023 were designed to vest between 0% to 165% of target based on the Company's three-year relative EPS growth (40% weighting), TSR (40% weighting) and credit quality metrics (20% weighting) compared to the pre-determined peer group. Based on the performance of the metrics that were determined at grant for the period January 1, 2023 through December 31, 2025, the Company ranked at approximately the 33rd percentile on a weighted average basis, resulting in the actual vesting of only 69% of the target performance shares. As noted previously, EPS Growth and TSR relative to peers have been negatively affected by the upfront expenses/investments related to the New York Expansion.

Deferred Compensation Retention Award

In 2017, the Company instituted a retention tool for Mr. Kennedy and Mr. Babcock. The Deferred Compensation Retention Award is a cash-based retention award, with contributions made to the plan over a five-year period. Beginning with the third quarter of 2017 and through the second quarter of 2022, quarterly contributions of $50,000 for Mr. Kennedy and $25,000 for Mr. Babcock were made as the executives were each actively employed at the time of contribution. Vesting occurred ratably over the first three years. As of July 1, 2022, the plan was renewed for an additional five years with quarterly contributions beginning in the third quarter of 2022 and through and including the second quarter of 2027 of $100,000 for Mr. Kennedy and $50,000 for Mr. Babcock, assuming certain criteria are met, including the executive being actively employed at the time of contribution. The account balance receives interest crediting based on the Wall Street Journal prime rate, provided that the rate will not exceed 7.5%. In 2025, total contribution of $400,000 was made for Mr. Kennedy and $200,000 was made for Mr. Babcock.

The Committee determined a retention award based in cash instead of stock was appropriate because of the substantial stock ownership of the top executives. The current equity ownership of these executives is well in excess of the Company’s stock ownership guidelines.

Retention Performance Restricted Stock Unit Award Agreements

The Company entered into Retention Performance Restricted Stock Unit Award Agreements (the “Agreements”) with each of Douglas Kennedy, President and Chief Executive Officer of the Company, and John Babcock, Senior Executive Vice President of the Company and President of Private Wealth Management, on February 6, 2026, and February 10, 2026, respectively. The purpose of the Agreements was to incentivize the executives to remain in the employ of the Company for the continuous period through December 31, 2028, to reward the executives for achieving certain Company performance goals specified in the Agreements, and to further align the interests of the executives with interests of shareholders. These Agreements are 100% performance-based, with vesting based upon discrete increases in the Company's stock price (100% for Mr. Kennedy; 50% for Mr. Babcock) and certain metrics related to the Wealth Management business (remaining 50% for Mr. Babcock), as well as the executives being employed through December 31, 2028. The Committee felt it was important, and in the best interests of the Company and shareholders, to strive to retain these two key executives for at least a three-year period while the Company is in the midst of its strategic New York Expansion, while setting high performance measures to receive such reward.

The Agreements provide Messrs. Kennedy and Babcock with grants of performance-based restricted stock units (the “RSU”). Upon vesting, each RSU that is earned and vested will be settled in one share of Company common stock. Mr. Kennedy was granted 50,000 RSUs at 100% of target level, and Mr. Babcock was granted 32,000 RSUs at 100% of target level.

The RSUs will be solely earned based on the level of achievement of certain metrics over the course of three annual performance periods ending on December 31, 2026, December 31, 2027, and December 31, 2028. RSUs earned during the performance periods will cliff vest on December 31, 2028. If the executive is not continuously employed with the Company through the December 31, 2028 vesting date (unless such termination is due to death, disability, involuntary termination, or following a change in control), no RSUs granted under the Agreement will vest regardless of whether the performance goals have been met or whether RSUs were considered earned in completed performance periods.

No RSUs are earned under the Agreements unless certain performance goals are achieved. For Mr. Kennedy, 100% of the RSUs are earned based on the 30-day average stock price (the “Stock Price Metric”) of the Company measured at the end of each performance period. For Mr. Babcock, 50% of the RSUs are earned based on the Stock Price Metric, 30% of the RSUs are earned based on the dollar value of the assets under management of the wealth management division (“AUM Metric”), and 20% of the RSUs are earned based on the net direct margin of the wealth management division.

The Agreements provide the opportunity to earn RSUs at a threshold level up to a super maximum level (as set forth in each Agreement), depending on achievement of performance goals set forth in each Agreement, and as described generally above. If performance is determined to be below the threshold level of achievement at the end of any performance period, then no RSUs will be earned for that performance period.

In the event of a change in control, with respect to Mr. Kennedy’s Agreement, the RSUs will vest on or immediately prior to the effective date of the change in control based on the actual level achievement of the Stock Price Metric based on the value of the per share merger consideration to be exchanged for each share of Company common stock calculated as of the effective date of the definitive agreement that provides for the change in control; and with respect to Mr. Babcock’s Agreement, the RSUs subject to the Stock Price Metric will vest on or immediately prior to the effective date of the change in control, based on the value of the per share merger consideration to be exchanged for each share of Company common stock calculated as of the effective date of the definitive agreement that provides for the change in control, and the RSUs subject to the AUM Metric or the Margin Metric will vest on or immediately prior to the effective date of the change in control, based on the actual level achievement measured as of the end of the most recent year-end or financial quarter end, whichever is higher, or target, if higher.

For further information, please see Form 8-K filed on February 11, 2026.

Summary of Key Compensation Compliance Policies

Policy	Description
Stock Ownership	Our named executive officers are subject to meaningful stock ownership guidelines (see details in "Beneficial Ownership of Common Stock" section), with which all NEOs are in compliance.
Clawback	Incentive-based awards made under the EPP are subject to clawback.
No Excise Tax Gross-Ups	No 280G tax gross-up provisions are in our executive's agreements
Double Trigger CIC Severance	Cash severance is not automatically triggered upon a change in control without a corresponding termination of employment.
Double Trigger Equity in CIC	Equity grants require a change in control along with a corresponding termination of employment to trigger an acceleration of equity.
Anti-Hedging Policy

 The Committee maintains a policy prohibiting our executives and directors from hedging shares, including buying or selling puts or calls, short sales, or engaging in any other transaction designed to hedge or offset any decrease in the market value of the Company's stock.

Anti-Pledging Policy

 The Committee maintains a policy prohibiting our executives and directors from holding Company shares in a margin account as collateral for a margin loan or otherwise pledging Company shares as collateral for a loan.

Compensation Review

Understanding the competitive landscape is a key element for the Committee to consider when making compensation decisions. Each year, the Committee commissions a compensation review by its independent compensation consultant to provide an independent and objective analysis of the Bank’s total compensation relative to a peer group and to evaluate industry practices. The Committee utilizes market data for ongoing monitoring of executive pay relative to market practices, and to determine executive compensation.

The foundation for the review is publicly-filed data from a peer group of banks. In 2024, the Committee reviewed compensation information provided by Aon that the Committee used to set 2025 executive compensation. The peer group for this study consisted of 20 commercial banks and thrifts selected by the Committee after considering recommendations from Aon. The selection criteria generally included: eastern half of the U.S. commercial banks and thrifts in a top 60 metropolitan statistical area with total revenue between $125 million and $450 million, non-interest income to total revenue greater than 12.5% or trust or investment revenue greater than $2 million, and nonperforming assets to total assets less than 2%. This peer group of 20 banks had median total assets of $7.8 billion when selected (comparable to the Company’s $7.1 billion at December 31, 2024, and $7.5 billion at December 31, 2025), and median revenue of $242 million (comparable to the Company’s $228 million for 2024 and $283 million for 2025.

The peer group consisted of the following 20 banks:

•	Amerant Bancorp Inc.	•	MetroCity Bankshares Inc.
•	Arrow Financial Corp.	•	Metropolitan Bank Holding Corp.
•	Berkshire Hills Bancorp, Inc.	•	Northfield Bancorp (Staten Island)
•	Capital Bancorp, Inc.	•	OceanFirst Financial Corp.
•	ConnectOne Bancorp, Inc.	•	Orrstown Financial Services
•	Dime Community Bancshares, Inc.	•	Sandy Spring Bancorp Inc.
•	Eagle Bancorp, Inc.	•	Stock Yards Bancorp Inc.
•	Enterprise Bancorp, Inc.	•	Tompkins Financial Corp.
•	Flushing Financial Corp.	•	Univest Financial Corp.
•	Kearny Financial Corp.	•	Washington Trust Bancorp, Inc.

The Committee uses compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing target compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, considering: market data, Company, business, and individual performance; scope of responsibility; critical needs and skill sets; and leadership potential and succession planning.

Benefits/Other Compensation

The Company through the Bank provides bank-sponsored insurance and retirement benefit plans for our named executive officers. The benefit packages are designed to assist named executive officers in providing for their financial security.

The Bank provides retirement benefits to named executive officers through a combination of plans that are qualified and nonqualified under the Internal Revenue Code of 1986, as amended (the “Code”). The Bank has established a qualified defined contribution plan under Section 401(k) of the Code, covering substantially all salaried employees over the age of 21 with at least twelve months of service and whose participation is not prohibited by the 401(k) plan. Under the savings portion of the 401(k) plan, employees may contribute a portion of their base pay (up to a maximum of $23,500 in 2025). Annually, the Bank makes a matching contribution equal to 50% of the first 6% of an employee’s salary, plus up to an additional 3% employer contribution for all employees, on a discretionary basis. The Committee believes that employees require 401(k) plans, and that to attract and retain able employees the Bank must offer these benefits to its employees, including its named executive officers.

The named executive officers receive the same employer-provided health and welfare insurance available to all full-time employees, which includes health, dental, vision, disability and basic group life insurance.

The Bank has also purchased bank-owned life insurance and entered into a split-dollar plan with certain named executive officers and certain other employees to provide current and post-employment life insurance that ranges from $25,000 to 2.5 times the participant’s annual base salary. A life insurance benefit of 2.5 times a named executive officer’s annual base salary vests if prior to the termination of employment there is a change in control or the named executive officer becomes disabled. A benefit of 2.5 times the named executive officer’s salary is paid if the participant dies while employed by the Bank. Certain named executive officers are also entitled to a vested post-employment life insurance benefit based on years of service and age as of the date of termination of employment. This vested benefit includes a minimum benefit of $25,000, or a range of 1.0 times base annual salary at age 50 to a maximum of 2.5 times annual base salary at age 60, in each case after completion of 15 years of service. Bank-owned life insurance assists the Bank in offsetting the rising costs of employee benefits by providing the Bank with current income prior to the death of an insured, and a lump-sum payment upon the death of an insured. The Bank owns the cash surrender value of the policies and records the increases in the cash surrender value as income. Upon the death of an insured, the Bank will receive cash equal to the cash surrender value of the policy and excess life insurance over the amount paid to the insured’s beneficiary. The Committee believes that bank-owned life insurance is a good investment for the Bank and provides a supplemental life insurance benefit for many of our officers, including our named executive officers.

Employment Agreements

The Company and the Bank maintain employment agreements with each of Messrs. Kennedy, Cavallaro, Babcock and Smith.

The employment agreements provide for three-year terms which extend for one additional year on each January 1st so that the remaining term will become three years unless the Bank and/or the Company or the executive provides written notice of nonrenewal to the other at least 30 days prior to a renewal date. The employment agreements provide the title and initial base salary for each participant. The base salaries may be increased but not decreased unless written consent is received from the executive. In addition to base salary, the employment agreements provide for, among other things, participation in bonus, short- and long-term incentive programs and other benefit plans and arrangements applicable to executive officers.

Under the employment agreements, the Bank and/or the Company may terminate the executive’s employment for “cause” (as defined in the agreement) at any time, in which event the executive would have no right to receive compensation or other benefits for any period after the executive’s termination of employment. Certain events resulting in the executive’s termination of employment entitle the executive to severance benefits. In the event of the executive’s involuntary termination of employment or voluntary termination for “good reason” (as defined in the agreement), then the executive would be entitled to a severance payment equal to the greater of (1) two times the executive’s base salary or (2) the amount of base salary that the executive would have earned had the executive remained employed for the remaining term. The severance payments will be payable in equal installments in accordance with the Bank’s regular payroll practices over a two-year period.

If on or within 24 months following a change in control of the Company or the Bank, either (i) the executive’s employment is involuntarily terminated by the Company or the Bank (other than for cause) or (ii) the executive voluntarily resigns for good reason (as defined in the agreements), the executive would become entitled to a cash lump sum severance payment, payable within 30 days following the executive’s date of termination of employment. The amount of the severance payment will equal three times the sum of (a) the executive’s annual base salary, plus (b) the greater of (x) the executive’s average annual cash bonus (at a minimum of target) for the three annual performance periods immediately preceding the executive’s date of termination or (y) the annual bonus paid to the executive for the most recent annual performance period. In addition to the severance payment and provided that the executive timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for a period of 18 months following the executive’s termination of employment, the Bank will pay the executive consecutive monthly cash payments equal to the monthly cost of the executive’s COBRA premiums for the level of coverage previously in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan. Following the end of the 18-month period, if the executive secures an individual policy for health care coverage, the Bank will continue to reimburse the executive for the monthly cost of such coverage for an additional 18 months, provided that the amount of such monthly reimbursement will not exceed the monthly cost of COBRA.

Upon termination of the executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of the Bank and the Company for a period of one year following the executive’s termination of employment. The employment agreements also include provisions protecting the Company’s and Bank’s confidential business information.

Change in Control Agreement

We maintain a change in control agreement with Mr. Plante. The change in control agreement has a term that extends automatically for one additional year each January 1st, so that the remaining term is two years, unless either the Bank, the Company and/or the executive gives written notice at least 60 days prior to the renewal date that the agreement will not be renewed. Notwithstanding the foregoing, if the Company or the Bank enters into a transaction that would be considered a change in control as defined under the agreement, the term of the agreement would extend automatically so that it would expire no less than two years beyond the effective date of the change in control.

In the event of the executive’s involuntary termination of employment for a reason other than for cause or upon the executive’s voluntary termination for good reason upon or within two years following the effective date of a change in control of the Company or the Bank, the executive would be entitled to a severance payment equal to the sum of two times the executive’s base salary in effect as of the date of termination or immediately prior to the change in control, whichever is higher, plus two times the greater of (1) the executive’s average annual cash bonus (but not less than target) for the three annual performance periods preceding the date of termination of employment or (2) the annual bonus paid to the executive for the most recent annual performance period. Such payment is payable in a lump sum within 30 days following the executive’s date of termination. In addition, provided the executive is eligible and timely elects continuing coverage under COBRA, the Bank will pay the executive consecutive monthly COBRA premium reimbursement payments for the level of coverage in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan for 18 months following the executive’s termination of employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, and based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Peapack-Gladstone’s Annual Report on Form 10-K and the Proxy Statement.

The Compensation Committee

of the Board of Directors

F. Duffield Meyercord, Chair

Patrick M. Campion

Anthony J. Consi, II

Tony Spinelli

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for Peapack-Gladstone’s named executive officers. For a summary of the Committee’s decisions on compensation awarded to our named executive officers in 2025, see the “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Douglas L. Kennedy	2025	$936,000	$863,540	$1,205,341	$49,798	$424,852	$3,479,531
President & CEO of	2024	847,690	617,208	762,921	47,404	424,133	2,699,356
Peapack-Gladstone	2023	823,000	1,352,333	370,350	35,724	422,920	3,004,327
and the Bank
Frank A. Cavallaro	2025	475,000	369,316	467,689	-	21,000	1,333,005
Senior Executive Vice President	2024	386,250	262,474	248,624	-	20,700	918,048
and CFO of 'Peapack-	2023	375,000	149,970	112,500	-	38,077	675,547
Gladstone and the Bank
Robert A. Plante	2025	402,718	232,115	299,032	-	21,000	954,865
Executive Vice President and	2024	390,988	194,517	188,163	-	20,700	794,368
Chief Operating Officer of	2023	379,600	419,725	92,528	-	19,800	911,653
Peapack-Gladstone and the Bank
John P. Babcock	2025	600,257	557,224	600,191	24,899	224,120	2,006,691
Senior Executive Vice President of	2024	582,774	495,048	375,124	23,702	223,520	1,700,168
Peapack-Gladstone and President of	2023	565,800	926,478	198,380	17,862	222,326	1,930,846
Private Wealth Management
Gregory M. Smith	2025	440,000	363,613	435,407	-	21,000	1,260,020
Senior Executive Vice President and	2024	380,276	323,040	244,779	-	20,700	968,795
President of Commercial Banking of	2023	369,200	603,472	129,220	-	19,800	1,121,692
Peapack-Gladstone and the Bank

(1)
Represents the aggregate grant date fair value of restricted stock units and phantom stock unit awards in accordance with ASC 718 on the date of grant. See “Compensation Discussion and Analysis - Elements of Compensation and Decisions - Long-Term Incentive Awards” for a discussion of how these grants were calculated.
(2)
Amounts represent the short-term incentive awards (cash) paid in the first quarter of 2026 under our EPP based on 2025 performance achievement. Also included in this amount is the New York Performance Incentive Award paid in the fourth quarter of 2025 based on performance achievement. See “Compensation Discussion and Analysis - Elements of Compensation and Decisions - New York Performance Incentive Awards and Short-Term Incentive Awards - Performance Calculation” for a discussion of how these payments were calculated.
(3)
The following table itemizes the compensation in this column for 2025. The table excludes perquisites that did not exceed $10,000 in the aggregate for each named executive officer.

Name	Company Contributions to 401(k) Plan	Deferred Retention Award Plan (A)	BOLI Premiums	Total
Douglas L. Kennedy	$21,000	$400,000	$3,852	$424,852
Frank A. Cavallaro	21,000	-	-	21,000
Robert A. Plante	21,000	-	-	21,000
John P. Babcock	21,000	200,000	3,120	224,120
Gregory M. Smith	21,000	-	-	21,000

(A)
This is a defined contribution plan with annual cash contributions of $400,000 for Mr. Kennedy and $200,000 for Mr. Babcock. The account balance receives interest based on the Wall Street Journal prime rate, provided that the rate will not exceed 7.5%.

Grants of Plan-Based Awards

The following tables set forth additional detail regarding 2025 incentive compensation non-equity (cash) and stock award grants under the Executive Performance Plan.

	Estimated Payouts Under the Short-Term
	(Cash) Incentive Plan
Name (1)	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Actual Cash Payments ($) (5)
Douglas L. Kennedy	$561,600	$795,600	$1,170,000	$1,123,200
Frank A. Cavallaro	213,750	285,000	451,250	430,261
Robert A. Plante	130,883	181,223	281,903	269,317
John P. Babcock	270,116	360,154	570,244	543,720
Gregory M. Smith	198,000	264,000	418,000	398,558

(1)
Cash incentive was based 75% on Company performance and 25% on individual performance.
(2)
Assuming both Company and individual performance are achieved at Threshold.
(3)
Assuming both Company and individual performance are achieved at Target.
(4)
Assuming both Company and individual performance are achieved at Maximum.
(5)
Actual cash payments were based on Company performance at Maximum and individual/strategic performance that was rated at Target+. See “Compensation Discussion and Analysis – Elements of Compensation and Decisions – Short-Term Incentive Awards (Cash).”

	Estimated Payouts Under the New York
	(Cash) Performance Incentive Plan
Name (1)	Threshold ($)	Target ($)	Maximum ($)	Actual Cash Payments ($) (2)
Douglas L. Kennedy	$32,424	$72,054	$100,875	$82,141
Frank A. Cavallaro	14,774	32,831	45,964	37,428
Robert A. Plante	11,730	26,066	36,492	29,715
John P. Babcock	22,291	49,536	69,350	56,471
Gregory M. Smith	14,546	32,323	45,253	36,849

(1)
Cash incentive was based 100% on Company performance.
(2)
See “Compensation Discussion and Analysis – Elements of Compensation and Decisions – New York Performance Incentive Awards (Cash).”

	Estimated Payouts Under the Long-Term (Stock) Incentive Plan
					Grant Date
	Performance-Based Awards			Time-Based Awards:	Fair Value of
Name	Threshold (#)	Target (#) (1)	Maximum (#)	Number of Units (2)	Stock Awards (3)	Grant Date
Douglas L. Kennedy	9,644	17,534	28,931	11,689	$863,540	3/20/2025
Frank A. Cavallaro	4,124	7,499	12,373	4,999	369,316	3/20/2025
Robert A. Plante	2,592	4,713	7,776	3,142	232,115	3/20/2025
John P. Babcock	6,223	11,314	18,668	7,543	557,224	3/20/2025
Gregory M. Smith	4,061	7,383	12,182	4,922	363,613	3/20/2025

(1)
Target represents number of restricted stock units granted. The awards cliff vest after a three-year period from zero to maximum based on the achievement of various metrics, including EPS growth, total shareholder return, core deposit growth and credit quality metrics relative to a peer group.

(2)
Represents number of restricted stock units granted. The awards are time based and vest in three equal annual installments beginning on the anniversary of the date of grant.
(3)
The grant date fair value is based on Peapack-Gladstone’s stock price of $29.55 on the date of grant multiplied by (a) the number of performance-based awards at the target level and (b) the number of time-based awards. See “Compensation Discussion and Analysis – Elements of Compensation and Decisions - LTI Awards (Restricted Stock Units).”

Outstanding Equity Awards at Fiscal Year-End

The following table represents restricted stock units and phantom stock units outstanding for each named executive officer as of December 31, 2025. The market value of restricted stock units and phantom stock units that have not vested is calculated using our closing market price of $27.85 as of December 31, 2025. There were no outstanding options for any of the named executive officers as of December 31, 2025.

	Restricted or Phantom Stock Units
Name	Grant Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested (8)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested (8)
Douglas L. Kennedy	3/20/2021	2,828	(2)	78,760	-		-
	3/20/2022	7,352	(3)	204,753	-		-
	3/20/2023	10,484	(3)	291,979	26,208	(4)	729,893
	3/20/2024	6,881	(5)	191,636	15,482	(6)	431,174
	3/20/2025	11,689	(1)	325,539	17,534	(7)	488,322
Frank A. Cavallaro	3/20/2023	1,615	(1)	44,978	-		-
	3/20/2024	2,926	(5)	81,489	6,584		183,364
	3/20/2025	4,999	(1)	139,222	7,499	(7)	208,847
Robert A. Plante	3/20/2021	859	(2)	23,923	-		-
	3/20/2022	2,283	(3)	63,582	-		-
	3/20/2023	3,255	(3)	90,652	8,134	(4)	226,532
	3/20/2024	2,169	(5)	60,407	4,879	(6)	135,880
	3/20/2025	3,142	(1)	87,505	4,713	(7)	131,257
John P. Babcock	3/20/2021	2,000	(2)	55,700	-		-
	3/20/2022	5,040	(3)	140,364	-		-
	3/20/2023	7,182	(3)	200,019	17,955	(4)	500,047
	3/20/2024	5,520	(5)	153,732	12,418	(6)	345,841
	3/20/2025	7,543	(1)	210,073	11,314	(7)	315,095
Gregory M. Smith	3/20/2021	754	(2)	20,999	-		-
	3/20/2022	3,143	(3)	87,533	-		-
	3/20/2023	4,679	(3)	130,310	11,695	(4)	325,706
	3/20/2024	3,602	(5)	100,316	8,103	(6)	225,669
	3/20/2025	4,922	(1)	137,078	7,383	(7)	205,617
(1)
Restricted stock units vest in three equal annual commencing on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.
(2)
Phantom stock vests in five equal annual installments beginning on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.

(3)
Restricted stock units vest in five equal annual installments beginning on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.
(4)
Performance-based restricted stock units, which will cliff vest in three years based on the achievement of EPS growth, total shareholder return and credit quality metrics over a three-year period compared to an established peer group. Upon termination of employment by reason of death or disability, the restricted stock units will vest at target. Upon a change in control, restricted stock units will vest at the greater of the target level or the level determined after conducting the performance calculation.
(5)
Phantom stock vests in three equal annual installments beginning on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.
(6)
Performance-based phantom stock, which will cliff vest in three years based on the achievement of EPS growth, total shareholder return, credit quality metrics and core deposit growth over a three-year period compared to an established peer group. Upon termination of employment by reason of death of disability, the restricted stock units will vest at target. Upon a change in control, restricted stock units will vest at the greater of the target level or the level determined after conducting the performance calculation.
(7)
Performance-based restricted stock units, which will cliff vest in three years based on the achievement of EPS growth, total shareholder return, credit quality metrics and core deposit growth over a three-year period compared to an established peer group. Upon termination of employment by reason of death or disability, the restricted stock units will vest at target. Upon a change in control, restricted stock units will vest at the greater of the target level or the level determined after conducting the performance calculation.
(8)
Based on a closing price of Company common stock of $27.85 on December 31, 2025.

Option Exercises and Stock Vested

The following table represents the vesting of restricted stock units during 2025. There were no stock options exercised by any named executive officers in 2025.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized On Vesting (1)
Name	(#)	($)
Douglas L. Kennedy	28,905	854,143
Frank A. Cavallaro	1,615	47,723
Robert A. Plante	8,970	265,064
John P. Babcock	19,802	585,149
Gregory M. Smith	12,419	366,981

(1)
The value realized upon vesting is equal to the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares vested. In each case, the amount reported is the aggregate of shares vesting from more than one grant of restricted stock.

Nonqualified Deferred Compensation

Name	Company Contributions in 2025 ($)	Aggregate Earnings in 2025 ($) (1)	Aggregate Balance as of December 31, 2025 ($)
Douglas L. Kennedy	400,000	198,108	3,015,215
Frank A. Cavallaro	-	-	-
Robert A. Plante	-	-	-
John P. Babcock	200,000	99,054	1,507,608
Gregory M. Smith	-	-	-

(1) Above market interest of $49,798 for Mr. Kennedy and $24,899 for Mr. Babcock are included in the summary compensation table.

Pay Versus Performance

In accordance with applicable SEC rules, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Douglas L. Kennedy (1)	Compensation Actually Paid to Douglas Kennedy (1), (2), (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1), (2), (3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income (In Millions)	Diluted EPS Compared to Peer Group (5)
					Company TSR	Peer Group TSR
2025	$3,479,531	$2,072,177	$1,388,645	$821,424	$126.57	$152.71	$37.33	$2.10
2024	$2,699,356	$-	$1,095,345	$-	$144.62	$143.39	$32.99	$1.85
2023	$3,004,327	$2,478,130	$1,159,935	$925,306	$133.55	$126.67	$48.85	$2.71
2022	$3,070,048	$3,239,967	$1,380,828	$1,416,241	$165.52	$127.17	$74.25	$4.00
2021	$2,523,657	$3,753,878	$1,103,177	$1,711,909	$156.53	$136.64	$56.62	$2.93

1.
Douglas L. Kennedy was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for the 2023, 2024 and 2025 years presented were Frank A. Cavallaro, John P. Babcock, Robert A. Plante, and Gregory M. Smith. The individuals comprising the Non-PEO NEOs for the 2021 and 2022 years presented were Jeffrey J. Carfora, John P. Babcock, Robert A. Plante, and Gregory M. Smith.
2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Douglas L. Kennedy	Exclusion of Stock Awards for Douglas L. Kennedy	Inclusion of Equity Values for Douglas L. Kennedy	Compensation Actually Paid to Douglas L. Kennedy
2025	$3,479,531	$(863,540)	$(543,814)	$2,072,177

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2025	$1,388,645	$(380,567)	$(186,654)	$821,424

4.
The Peer Group TSR set forth in this table utilizes the KBW NASDAQ Regional Banking Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the KBW NASDAQ Regional Banking Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.
We determined Diluted EPS to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025, 2024 and in 2023. This performance measure may not have been the most important financial performance measure for years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Douglas L. Kennedy	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Douglas L. Kennedy	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Douglas L. Kennedy	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Douglas L. Kennedy	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Douglas L. Kennedy	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Douglas L. Kennedy	Total - Inclusion of Equity Values for Douglas L. Kennedy
2025	$708,805	$(794,078)	$-	$(458,541)	$-	$-	$(543,814)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
2025	$312,288	$(333,649)	$-	$(165,293)	$-	$-	$(186,654)

Relationship Between Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR of the KBW NASDAQ Regional Banking Index over the same period.

Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Diluted EPS

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Diluted EPS during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Diluted EPS
Compensation Actually Paid ($ Millions)
Diluted EPS ($ Thousands)
4
4
3
3
2
2
1
1
0
$5
$4
$4
$3
$3
$2
$2
$1
$1
$0
3.8
1.7
3.2
1.4
2.4
0.9
2.9
1.2
2.1
0.8
2.9
4.0
2.7
1.9
2.1
2021
2022
2023
2024
2025
Fiscal Year
Douglas L. Kennedy Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Diluted EPS ($ Thousands)

List of Most Important Financial Performance Measures

The following list presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs to Company performance for 2025. The measures in this table are not ranked.

•
Pre-Tax Income Before Provision for Credit Losses Compared to Budget/Target
•
Diluted Earnings per Share (EPS) Compared to Budget/Target
•
Diluted Earnings per Share (EPS) Growth
•
TSR Compared to Peer Group
•
Liquidity (Cash and Securities / Total Assets) Compared to Peer Group
•
Liquidity (Loan / Deposit Ratio) Compared to Peer Group

CEO Pay Ratio

As required by Item 402(u) of SEC Regulation S-K, we are providing the following information:

For fiscal 2025, our last completed fiscal year:

▪
The median of the annual total compensation of all employees of our Company was $113,822; and
▪
The annual total compensation of Mr. Kennedy, our CEO, was $3,479,531.

Based on this information, the ratio for 2025 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 31 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

1.
As of December 31, 2025, our employee population consisted of approximately 694 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.
2.
To find the median of the annual total compensation of all our employees, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2025. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2025, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.
3.
We identified a median cohort of 16 employees using this compensation measure and methodology. For the median cohort, we added together all of the elements of such employees’ compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
4.
Based on the total compensation calculation outlined in Step 3, we selected the employee within the median cohort with the median total compensation.
5.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

Peapack-Gladstone and the Bank maintain employment agreements with Messrs. Kennedy, Cavallaro, Babcock and Smith, which set forth the terms of employment of the officers and provide for benefits in the event of termination without “cause.” Peapack-Gladstone and the Bank have also entered into a change in control agreement with Mr. Plante, which provides for benefits in the event a termination without “cause” or for “good reason” during a specified period following a merger or acquisition of Peapack-Gladstone. A detailed description of the employment agreements and change in control agreement may be found in the section entitled “Compensation Discussion and Analysis - Compensation Review - Employment Agreements” and “- Change in Control Agreement.”

The following table shows the potential payments under each named executive officer’s employment agreement or change in control agreement if the executive officer had terminated employment with the Company effective December 31, 2025, under each of the following retirement or termination circumstances: (1) death or disability; (2) voluntary resignation or dismissal for cause; (3) retirement; (4) dismissal without cause; and (5) dismissal without cause or resignation for good reason following a change in control of Peapack-Gladstone. These payments are considered estimates as they contain some assumptions regarding stock price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Compensation and/or Benefits Payable Upon Termination	Death or Disability	Voluntary Resignation or Dismissal For Cause	Retirement	Dismissal Without Cause (no Change in Control) (1) (2)	Dismissal Without Cause or Resignation For Good Reason (following a Change in Control) (1) (2) (3)
Douglas L. Kennedy
Cash Severance	$-	$-	$-	$1,872,000	$5,096,763
Equity Acceleration (4)	2,040,486	-	2,040,486	-	2,040,486
Phantom Acceleration (4)	701,570		701,570		701,570
Welfare Benefits Continuation	-	-	-	-	49,634
Life Insurance Benefit (5) (6)	1,250,000	-	-	-	314,163
Total Benefit	$3,992,056	$-	$2,742,056	$1,872,000	$8,202,616
Frank A. Cavallaro
Cash Severance	$-	$-	$-	$950,000	$2,170,873
Equity Acceleration (4)	348,069	-	348,069	-	348,069
Phantom Acceleration (4)	309,831		309,831		309,831
Welfare Benefits Continuation	-	-	-	-	53,708
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$657,900	$-	$657,900	$950,000	$2,882,481
Robert A. Plante
Cash Severance	$-	$-	$-	$-	$1,181,762
Equity Acceleration (4)	599,528	-	599,528	-	599,528
Phantom Acceleration (4)	220,210		220,210		220,210
Welfare Benefits Continuation	-	-	-	-	53,708
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$819,738	$-	$819,738	$-	$2,055,208
John P. Babcock
Cash Severance	$-	$-	$-	$1,200,514	$2,926,144
Equity Acceleration (4)	1,365,598	-	1,365,598	-	1,365,598
Phantom Acceleration (4)	555,273		555,273		555,273
Welfare Benefits Continuation	-	-	-	-	47,193
Life Insurance Benefit (5) (6)	1,250,000	-	-	-	136,860
Total Benefit	$3,170,871	$-	$1,920,871	$1,200,514	$5,031,068
Gregory M. Smith
Cash Severance	$-	$-	$-	$-	$1,369,558
Equity Acceleration (4)	886,244	-	886,244	-	886,244
Phantom Acceleration (4)	346,984		346,984		346,984
Welfare Benefits Continuation	-	-	-	-	76,985
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$1,233,228	$-	$1,233,228	$-	$2,679,771

(1)
The term “cause” generally means: (i) a material failure to perform the duties assigned to the named executive officer related to the named executive officer's position or imposed upon the named executive officer by applicable law, and such failure to perform constitutes self-dealing, willful misconduct or recklessness; (ii) committing an act of dishonesty in the performance of the named executive officer’s duties related to the named executive officer’s position or engaging in conduct materially detrimental to the business of the Bank; (iii) a conviction of a felony or misdemeanor involving moral turpitude; (iv) a material failure to perform the named executive officer’s duties related to the named executive officer’s position, which such breach or failure is not remedied by the named executive officer within 30 days after written demand from the Bank; (v) a knowing failure to follow lawful, written directives of the Board of Directors of the Company and/or the Bank; or (vi) engagement in any material employment act or practice, including but not limited to, sexual harassment, forbidden by the Bank in its employment manual.
(2)
The term “change in control” generally means: (i) the acquisition by any one person, or more than one person acting as a group, of stock of the Bank or the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Bank’s or the Company’s stock; (ii) the acquisition by any one person, or more than one person acting as a group, during a 12-month period ownership of stock of the Bank or the Company possessing 30% or more of the total voting power of the Bank’s or the Company’s stock; (iii) a change in the board of the Bank or the Company such that, during any 12-month period, a majority of the directors are replaced by the directors whose appointment or election is not endorsed by a majority of the members of the board prior to the appointment or election; (iv) a change in ownership by any one person, or more than one person acting as a group, of a substantial portion of the Bank’s or the Company’s assets.
(3)
The term “good reason” generally means: (i) a material reduction in the named executive officer’s base salary; (ii) a material reduction in the named executive officer’s authority, duties or responsibilities from the position and attributes associated with the named executive officer’s position; (iii) a change in the named executive officer’s primary office or location resulting in an increase in the named executive officer’s commute of 25 miles or more; or (iv) a material breach of the named executive officer’s employment or change in control agreement, as applicable, by the Bank.
(4)
Our 2025 Long-Term Incentive Plan and our 2024 Phantom Stock Plan, and the applicable award agreements, provide that equity awards assumed by any acquiror will vest only upon specified termination events following a change in control. If awards are not assumed by the acquiror, then outstanding awards will vest upon the change in control. With respect to awards assumed by the surviving entity in connection with a change in control, if the grantee’s employment is terminated without cause or, in certain cases, if the grantee resigns for good reason, within two years after the effective date of the change in control, then the grantee’s outstanding options become fully vested, and unless otherwise provided in the agreement, outstanding performance-based awards will be deemed to have been earned at the target level, or at a level in excess of target in the Committee’s discretion, and paid on a pro-rated basis based upon the length of time the grantee was employed during the performance period. The value of equity acceleration reported is based on the market price of $27.85 as of December 31, 2025.
(5)
Peapack-Gladstone has purchased bank-owned life insurance and entered into a split-dollar plan with certain named executive officers and certain other employees to provide current and post-employment life insurance in an amount that ranges from $25,000 to 2.5 times the executive’s annual base salary. A benefit of 2.5 times the executive’s salary, which is represented under the death or disability column is paid if the executive dies while employed by Peapack-Gladstone. The life insurance benefit of 2.5 times the executive's annual base salary vests if the executive becomes disabled prior to the termination of employment.
(6)
The life insurance benefit at dismissal without cause or resignation for good reason following a change in control represents the imputed income from December 31, 2025 through the end of the executive’s plan participation year (calculated on an actuarial basis) under Peapack-Gladstone’s Split-Dollar Plan. Upon a change in control, the executive would vest in the benefit of 2.5 times the executive’s annual base salary.

TRANSACTIONS WITH

RELATED PERSONS

Peapack-Gladstone uses the same policies and procedures for the review, approval and ratification of related persons transactions as described above under the caption “Director Independence.” In addition to the matters discussed above under the caption “Director Independence,” directors and officers and their associates were customers of and had transactions with the Bank during the year ended December 31, 2025, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Peapack-Gladstone, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectability or present other unfavorable features.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, any substantive proposals, including shareholder proposals, must be referred to in Peapack-Gladstone’s notice of shareholders’ meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone’s year 2027 proxy materials must be received by the Secretary of Peapack-Gladstone no later than November 18, 2026.

Under new SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to the Company’s annual meeting of shareholders to be held in 2026 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline was February 27, 2026.

Under the terms of our bylaws, a shareholder who intends to nominate a person for election to our Board or to present an item of business at the 2027 Annual Meeting (other than a proposal submitted for inclusion in our proxy materials) must deliver to the Secretary of Peapack-Gladstone Bank written notice of such business, including the information specified in the bylaws, between December 29, 2026 and January 28, 2027. If Peapack-Gladstone advances its 2027 Annual Meeting date more than 30 days from the anniversary date of its 2026 Annual Meeting or delays it more than 70 days, then notice by the shareholder to be timely must be delivered not earlier than 90 days prior to the annual meeting date and not later than the close of business 10 days following the day on which the public announcement of the date of the meeting is made. If Peapack-Gladstone changes the date of its 2027 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

APPENDIX A

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Non-GAAP Reconciliation

The following table reconciles certain non-GAAP financial performance measures described in "Compensation Discussion and Analysis" section above. We believe that these non-GAAP financial performance measures are useful to investors because they provide additional information related to the ongoing performance of the Company and offer a more meaningful comparison to future results of operations. For purposes of our EPP, these measures are intended to link the executive compensation outcomes to the Company's performance in comparison to target/budgeted levels, and the Company believes the use of these non-GAAP financial performance measures adjusted for the impact of certain types of events not contemplated at the time the performance metrics were set is appropriate because it excludes impacts that may not be reflective of the Company's underlying operating performance.

(in thousands, except EPS)	December 31, 2025
Pretax income before income taxes (GAAP measure)	$52,309
PLUS: Provision for credit losses	23,518
Pretax income before provision for credit losses	75,827
Adjustments for:
Unplanned Expansion*	3,423
Others**	755
Adjusted pretax income before provision for credit losses (Non-GAAP measure)	80,005

Net Income (GAAP Measure)	37,326
Adjustments for:
Unplanned Expansion*	3,576
Others**	540
Adjusted Net Income	$41,442
Shares	17,750
EPS	$2.10
Adjusted EPS (Non-GAAP measure)	$2.33

Loan Balance (GAAP Measure)	$6,258,623
Adjustments for:
Unplanned Expansion*	(157,834)
Loan balances Adjusted (Non-GAAP measure)	6,416,457

Total Deposits (GAAP measure)	6,588,979
Non-Core deposits	(442,979)
Core deposits	6,146,000
Adjustments for:
Unplanned Expansion*	(125,603)
Adjusted Core Deposits (Non-GAAP measure)	$6,020,397

* Unplanned expansion includes the expansion to Long Island and the lease team expansion during 2025.

** Other adjustments include certain life insurance income, certain gain on sale, and severance.

A-1

(Company logo) Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PGC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: 01 - Carmen M. Bowser 04 - Anthony J. Consi, II 07 - Edward A. Gramigna, Jr. 10 - Douglas L. Kennedy 13 - Ellen Walsh For Withhold 02 - Patrick M. Campion 05 - Richard Daingerfield 08 - Peter D. Horst 11 - F. Duffield Meyercord For Withhold 03 - Susan A. Cole 06 - Diane D’Erasmo 09 - Steven A. Kass 12 - Tony Spinelli For Withhold 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. For Against Abstain 3. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. 1UPX 0480DA

The Peapack-Gladstone Financial Corporation Shareholders Meeting (the “Annual Meeting”) will be conducted solely online via live webcast. You will be able to virtually attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://meetnow.global/MPVJ7H9 on Wednesday, April 29, 2026 at 10:00 A.M., Eastern Time as described in our proxy statement. If you plan to virtually attend and participate in the Annual Meeting, please retain these documents that contain your control number, which will be required for you to access the meeting as a shareholder. Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.envisionreports.com/PGC Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PGC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Peapack-Gladstone Financial Corporation Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 29, 2026 Richard Daingerfield, Edward A. Gramigna, Jr., and Steven A. Kass, or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation to be held on April 29, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the nominees listed and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

(Company logo) Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: 01 - Carmen M. Bowser 04 - Anthony J. Consi, II 07 - Edward A. Gramigna, Jr. 10 - Douglas L. Kennedy 13 - Ellen Walsh For Withhold 02 - Patrick M. Campion 05 - Richard Daingerfield 08 - Peter D. Horst 11 - F. Duffield Meyercord For Withhold 03 - Susan A. Cole 06 - Diane D’Erasmo 09 - Steven A. Kass 12 - Tony Spinelli For Withhold 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. For Against Abstain 3. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 0480EA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.edocumentview.com/PGC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Peapack-Gladstone Financial Corporation Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 29, 2026 Richard Daingerfield, Edward A. Gramigna, Jr., and Steven A. Kass, or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation to be held on April 29, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the nominees listed and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)

(Company logo) Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 4:00 P.M. on April 23, 2026. This 401(k) Vote Authorization Form must be completed and returned no later than April 23, 2026. Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PGC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting – 401(k) Vote Authorization Card A Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: 01 - Carmen M. Bowser 04 - Anthony J. Consi, II 07 - Edward A. Gramigna, Jr. 10 - Douglas L. Kennedy 13 - Ellen Walsh For Withhold 02 - Patrick M. Campion 05 - Richard Daingerfield 08 - Peter D. Horst 11 - F. Duffield Meyercord For Withhold 03 - Susan A. Cole 06 - Diane D’Erasmo 09 - Steven A. Kass 12 - Tony Spinelli For Withhold 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. For Against Abstain 3. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. 1UPX 0480GC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.envisionreports.com/PGC Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PGC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Peapack-Gladstone Financial Corporation Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by the 401(k) Plan Trustee The undersigned hereby directs the trustee (the “Trustee”) of the Peapack Private Bank and Trust Employees Savings and Investment Plan (the “401(k) Plan”) to vote all the shares of common stock of Peapack-Gladstone Financial Corporation (the “Company”) allocated to the account of the undersigned in the 401(k) Plan at the 2026 Annual Meeting of Shareholders of the Company to be held on April 29, 2026 at 10:00 A.M., Eastern Time, and at any adjournment or postponement thereof. This 401(k) Plan Vote Authorization Card, when properly executed, will be voted by the Trustee in the manner directed, subject to the Trustee’s obligations under ERISA. If your directions are not received by April 23, 2026, the 401(k) Plan Trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants. The Trustee, in its discretion, is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, subject to its obligations under ERISA. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

(Company logo) Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. Shareholders Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Peapack-Gladstone Financial Corporation Shareholders Meeting to be Held on Wednesday, April 29, 2026. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Form 10-K and 2026 Proxy materials are available at: www.envisionreports.com/PGC Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/PGC. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 15, 2026 to facilitate timely delivery. 2NOT 0480FB

Shareholders Meeting Notice The Peapack-Gladstone Financial Corporation Shareholders Meeting will be conducted solely online via live webcast. You will be able to virtually attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://meetnow.global/MPVJ7H9 on Wednesday, April 29, 2026, at 10:00 A.M. Eastern Time as described in our proxy statement. If you plan to virtually attend and participate in the PGFC Annual Meeting, please retain these documents that contain your control number, which will be required for you to access the meeting as a shareholder. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Peapack Gladstone Financial Corporation (the “Company”) Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3: 1. Election of Directors: 01 - Carmen M. Bowser 02 - Patrick M. Campion 03 - Susan A. Cole 04 - Anthony J. Consi, II 05 - Richard Daingerfield 06 - Diane D’Erasmo 07 - Edward A. Gramigna, Jr. 08 - Peter D. Horst 09 - Steven A. Kass 10 - Douglas L. Kennedy 11 - F. Duffield Meyercord 12 - Tony Spinelli 13 - Ellen Walsh 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. 3. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. Internet – Go to www.envisionreports.com/PGC. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Peapack-Gladstone Financial Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 15, 2026.